                                                                     EXHIBIT 2.2
                                                                  CONFORMED COPY





                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                      ADVANCED LIGHTING TECHNOLOGIES, INC.,

                          ADVANCED ACQUISITIONS, INC.,

                            DEPOSITION SCIENCES, INC.

                                       AND

           LEE BARTOLOMEI, FRANCES AND JOHN AGUILERA, JR. 1992 TRUST,
                MICHAEL ROBBINS, JAMES BROSNAN AND NORMAN BOLING


                                 January 9, 1998

                                TABLE OF CONTENTS
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
ARTICLE 1  THE TRANSACTIONS.......................................................................................1

         Section 1.1       Agreement to Consummate Transactions...................................................1
         Section 1.2       Formation of Acquisition; Merger Agreement.............................................1
         Section 1.3       Shareholder Approval...................................................................1
         Section 1.4       Closing................................................................................1
         Section 1.5       Consummation of Transactions...........................................................2
         Section 1.6       Issuance of ADLT Stock; Payment of Cash Consideration..................................2
         Section 1.7       Conversion of DSI Stock................................................................2
         Section 1.8       Effect of Transactions.................................................................2
         Section 1.9       Tax Consequences.......................................................................3
         Section 1.10      Deliveries and Proceedings at Closing..................................................3

ARTICLE 2  REPRESENTATIONS AND WARRANTIES
                           OF THE PRINCIPAL SHAREHOLDERS AND DSI..................................................5

         Section 2.1       Title to DSI Shares....................................................................6
         Section 2.2       Organization and Qualification.........................................................6
         Section 2.3       Shares; Capitalization.................................................................6
         Section 2.4       Subsidiaries...........................................................................6
         Section 2.5       Authorization and Enforceability.......................................................6
         Section 2.6       No Violation of Laws or Agreements.....................................................7
         Section 2.7       Financial Statements; Minimum Cash Balance.............................................8
         Section 2.8       Undisclosed Liabilities................................................................8
         Section 2.9       No Changes.............................................................................8
         Section 2.10      Tax Matters............................................................................9
         Section 2.11      Receivables; Inventory................................................................10
         Section 2.12      Business; Assets......................................................................10
         Section 2.13      Litigation............................................................................11
         Section 2.14      Contracts; Compliance.................................................................11
         Section 2.15      Permits...............................................................................12
         Section 2.16      Compliance With Laws..................................................................12
         Section 2.17      Real Property.........................................................................12
         Section 2.18      Transactions With Related Parties.....................................................12
         Section 2.19      Insurance.............................................................................13
         Section 2.20      Employee Relations....................................................................14
         Section 2.21      Patents and Intellectual Property Rights..............................................14
         Section 2.22      Benefit Plans.........................................................................15
         Section 2.23      Finder's Fees.........................................................................16

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

TABLE OF CONTENTS - CONTINUED
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
         Section 2.24      Confidentiality Agreements............................................................17
         Section 2.25      Compliance with Environmental Laws....................................................17
         Section 2.26      Disclosure............................................................................18

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS........................................................18

         Section 3.1       Title to DSI Shares...................................................................18
         Section 3.2       Purchase Entirely for Own Account.....................................................18
         Section 3.3       Restricted Securities.................................................................19
         Section 3.4       Disclosure of Information.............................................................19
         Section 3.5       Investment Experience.................................................................19
         Section 3.6       Accredited Investor...................................................................19

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ADLT................................................................19

         Section 4.1       Title to ADLT Shares..................................................................19
         Section 4.2       Organization..........................................................................19
         Section 4.3       Shares; Capitalization................................................................20
         Section 4.4       Subsidiaries..........................................................................20
         Section 4.5       Authorization and Enforceability......................................................20
         Section 4.6       No Violation of Laws or Agreements....................................................21
         Section 4.7       SEC Reports...........................................................................21
         Section 4.8       Finder's Fees.........................................................................22
         Section 4.9       No Material Adverse Change............................................................22
         Section 4.10      Disclosure............................................................................22
         Section 4.11      Litigation............................................................................22
         Section 4.12      Registration Rights...................................................................22

ARTICLE 5  COVENANTS OF  THE PRINCIPAL SHAREHOLDERS..............................................................22

         Section 5.1       Conduct of Business Pending Closing...................................................22
         Section 5.2       Access, Information and Documents.....................................................24
         Section 5.3       Preserve Accuracy of Representations and Warranties...................................25
         Section 5.4       Filings and Authorizations............................................................25
         Section 5.5       Notice of Changes.....................................................................25
         Section 5.6       Resale of ADLT Shares.................................................................25
         Section 5.7       No Negotiations.......................................................................26
         Section 5.8       Schedules.............................................................................26
         Section 5.9       Exercise of DSI Options...............................................................26

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
ARTICLE 6  COVENANTS OF ADLT.....................................................................................26

         Section 6.1       Preserve Accuracy of Representations and Warranties...................................26
         Section 6.2       Filings and Authorizations............................................................26
         Section 6.3       Notice of Changes.....................................................................26
         Section 6.4       Stock Legends.........................................................................26
         Section 6.5       Stock Option Plan.....................................................................27
         Section 6.6       Employee Benefits.....................................................................27
         Section 6.7       Post-Closing Indemnification of Certain Persons.......................................27
         Section 6.8       DSI Security Clearances...............................................................28
         Section 6.9       Acquisition...........................................................................28

ARTICLE 7  CONDITIONS TO CLOSING.................................................................................29

         Section 7.1       Mutual Conditions Precedent...........................................................29
         Section 7.2       Conditions Precedent to Obligations of ADLT...........................................29
         Section 7.3       Conditions Precedent to the Obligations of DSI........................................30

ARTICLE 8  TERMINATION...........................................................................................31

         Section 8.1       Termination...........................................................................31

ARTICLE 9  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..........................................................32

         Section 9.1       Survival of Representations...........................................................32
         Section 9.2       Indemnification by the Shareholders...................................................32
         Section 9.3       Indemnification by ADLT...............................................................33
         Section 9.4       Notice of Claims......................................................................33
         Section 9.5       Third Party Claims....................................................................33
         Section 9.6       Limitation on Damages; Insurance; Etc.................................................34
         Section 9.7       Good Faith Effort to Settle Disputes..................................................34
         Section 9.8       Sole Remedy...........................................................................34

ARTICLE 10  MISCELLANEOUS........................................................................................35

         Section 10.1      Construction..........................................................................35
         Section 10.2      Notices...............................................................................35
         Section 10.3      Successors and Assigns................................................................36
         Section 10.4      Governing Law.........................................................................36
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                                       iii

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TABLE OF CONTENTS - CONTINUED
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         Section 10.5      No Assignment.........................................................................36
         Section 10.6      Approvals and Actions by the Shareholders.............................................37
         Section 10.7      Amendment and Waiver; Cumulative Effect...............................................37
         Section 10.8      Entire Agreement......................................................................37
         Section 10.9      Severability..........................................................................37
         Section 10.10     No Third Party Beneficiaries..........................................................37
         Section 10.11     Counterparts..........................................................................38
         Section 10.12     Expenses..............................................................................38
         Section 10.13     Arbitration...........................................................................38

                                    EXHIBITS


                  Exhibit A         Merger Agreement
                  Exhibit B         Form of Release
                  Exhibit C         Form of Employment Agreements
                  Exhibit D         Intentionally Omitted
                  Exhibit E         Intentionally Omitted
                  Exhibit F         Form of Registration Rights Agreement

                                    SCHEDULES


Schedule 1.10A             Shareholders
Schedule 1.10B             Restrictive Legend
Schedule 2.2               Foreign Qualifications
Schedule 2.3               Securities Rights
Schedule 2.6               DSI Required Consents
Schedule 2.7               Description of New Line
Schedule 2.8               Other Liabilities
Schedule 2.9               Material Transactions
Schedule 2.10              Tax Matters
Schedule 2.11              Receivables
Schedule 2.12              Business; Permitted Encumbrances
Schedule 2.13              Litigation
Schedule 2.14              Contracts
Schedule 2.17              Real Property
Schedule 2.18              Transactions with Related Parties
Schedule 2.19              Insurance; Warranty Claims
Schedule 2.20              Employee Relations
Schedule 2.21              Intellectual Property
Schedule 2.22              Benefit Plans
Schedule 2.23              Confidentiality Agreements
Schedule 2.25              Environmental Matters
Schedule 4.4               ADLT Equity Investments
Schedule 4.6               ADLT Required Consents

[Pursuant to Item 601(b)(2), the listed Schedules have been omitted. The Registrant agrees to provide a copy of any such Schedule supplementally to the Securities and Exchange Commission upon request.]

                      AGREEMENT AND PLAN OF REORGANIZATION


                  THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") entered into as of the 9th day of January, 1998 by and among Advanced Lighting Technologies, Inc., an Ohio corporation ("ADLT"), Advanced Acquisitions, Inc., an Ohio corporation ("Acquisition") and Deposition Sciences, Inc., a California corporation ("DSI"), and Lee Bartolomei, Frances and John Aguilera, Jr. 1992 Trust (the "Trust"), Michael Robbins, James Brosnan, and Norman Boling (Messrs. Bartolomei, Robbins, Brosnan and Boling and the Trust are sometimes referred to herein individually as a "Principal Shareholder" and collectively as the "Principal Shareholders");

                                   WITNESSETH:

                  WHEREAS, ADLT, Acquisition and DSI and the Principal Shareholders desire to complete a merger transaction pursuant to which DSI shall be merged with and into Acquisition, a wholly-owned subsidiary of ADLT, all under and subject to the terms and conditions set forth herein,

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE 1
                                THE TRANSACTIONS

                  Section 1.1 AGREEMENT TO CONSUMMATE TRANSACTIONS. Subject to the terms and conditions of this Agreement and of the merger agreement referred to in Section 1.2, ADLT, Acquisition and DSI agree to consummate or cause to be consummated the transactions contemplated by Sections 1.5, 1.6 and 1.7 of this Agreement (the "Transactions") and agree that the consummation of each of the Transactions is conditional upon the consummation of each of the other Transactions.

                  Section 1.2 FORMATION OF ACQUISITION; MERGER AGREEMENT. ADLT has formed Acquisition as a wholly owned Ohio subsidiary in order to effect the merger of DSI with and into Acquisition in accordance with the terms and conditions of the Agreement and Plan of Merger by and between Acquisition and DSI in substantially the form appended hereto as Exhibit A (the "Merger Agreement").

                  Section 1.3 SHAREHOLDER APPROVAL. ADLT, as the sole shareholder of Acquisition, hereby approves this Agreement and the issuance of shares of its Common Stock ("ADLT Common Stock") required to consummate the Transactions. DSI will submit to its shareholders for approval this Agreement and the Merger Agreement at a meeting to be held as soon as reasonably possible.

                  Section 1.4 CLOSING. A meeting of the parties to this Agreement (the "Closing") will take place at which certificates, opinions, letters and other documents required by this

Agreement will be delivered or exchanged. The Closing will take place at the offices of Messrs. Cowden, Humphrey & Sarlson Co., L.P.A., 1414 Terminal Tower, Cleveland, Ohio 44113, at 10:00 A.M. on January 23, 1998, PROVIDED, HOWEVER, that if any condition of Closing in Article 7 has not been satisfied or waived or if any party shall deem a temporary postponement advisable because of any threatened private or governmental proceedings, ADLT or DSI, respectively, may postpone the Closing until a date promptly after the satisfaction of such conditions or the resolution of such other events, but in no event shall such postponement extend beyond March 31, 1998. Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be agreed upon by ADLT and DSI. The date of the Closing is referred to herein as the "Closing Date."

                  Section 1.5 CONSUMMATION OF TRANSACTIONS. If, on the Closing Date scheduled in Section 1.4, no condition exists which would permit any of the parties to terminate this Agreement or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the Transactions shall be consummated on such date and promptly thereafter on that date Acquisition and DSI will file appropriate certificates of merger, (a) in the office of the Secretary of State of the State of Ohio in accordance with the General Corporation Law of the State of Ohio and (b) in the office of the Secretary of State of California in accordance with the California General Corporation Law; and upon such filing, the merger of DSI into Acquisition contemplated by the Merger Agreement will become effective (said date being hereinafter referred to as the "Effective Date"). If, on such scheduled Closing Date, it is determined that all conditions have not been met or waived, the parties will fix a mutually agreeable date for purposes of consummating the Transaction, not later than the latest applicable Closing Date specified in
Section 1.4.

                  Section 1.6 ISSUANCE OF ADLT STOCK; PAYMENT OF CASH CONSIDERATION. As of the Effective Date, ADLT will issue that number of shares of ADLT Common Stock, subject to restrictions on transfer as provided in the Merger Agreement ("Restricted ADLT Common Stock"), required to consummate the merger contemplated by the Merger Agreement and will deliver (a) the certificates for such shares and (b) $14,501,260.62, to the exchange agent designated in the Merger Agreement (the "Exchange Agent"). ADLT will also deliver an amount sufficient to pay the required amount with respect to fractional shares in accordance with Section 4(c) of the Merger Agreement.

                  Section 1.7 CONVERSION OF DSI STOCK. As of the Effective Date, each share of Common Stock of DSI then issued and outstanding shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into and be deemed to become (a) that number of shares of Restricted ADLT Common Stock provided for in the Merger Agreement and (b) the right to receive cash consideration provided for in the Merger Agreement.

                  Section 1.8 EFFECT OF TRANSACTIONS. As a result of the Transactions, ADLT will continue to own all of the issued and outstanding shares of Acquisition and the shareholders of DSI will own only Restricted ADLT Common Stock and the right to receive cash compensation.

                  Section 1.9 TAX CONSEQUENCES. For federal tax purposes, it is intended that the merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

                  Section 1.10      DELIVERIES AND PROCEEDINGS AT CLOSING.

                  (a) DELIVERIES BY SHAREHOLDERS. Shareholders of DSI ("Shareholders") shall deliver or cause to be delivered to ADLT at the Closing and shall cause DSI to deliver the documents required to be delivered pursuant to subsection 1.10(b) below:

                  i. Certificates representing the shares of DSI Common Stock owned by each Shareholder;

                  ii. A Shareholder Questionnaire containing the representations and warranties set forth in Article 3 hereof, executed by each Shareholder, and each Shareholder's spouse, if applicable;

                  iii. General releases, executed by each of the Principal Shareholders, in substantially the form set forth in Exhibit B;

                  iv. Individual Employment Agreements, in substantially the form set forth in Exhibit C, duly executed by Lee Bartolomei, John Aguilera, Norman Boling, James Brosnan, Erik Krisl, David McDuffie, and Michael Robbins;

                  v. Such other documents and agreements as ADLT may reasonably request; and

                  vi. Duly executed copies of such other documents and agreements provided for herein.

                  (b) DELIVERIES BY DSI. DSI shall deliver or cause to be delivered to ADLT at the Closing:

                  i. A good standing certificate of DSI issued by the Secretary of State for the State of California within 20 days prior to Closing;

                  ii. An incumbency and specimen signature certificate signed by the officers of DSI and certified by the Secretary of DSI;

                  iii. A true and correct copy of the Articles of Incorporation (and all amendments thereto) of DSI in effect as of the Closing Date and a complete charter history of DSI, each certified by the Secretary of State for the State of California and the By-Laws of DSI (together with all amendments thereto) certified by the Secretary of DSI;

                  iv. Resolutions of (1) the Board of Directors of DSI authorizing the execution and delivery of this Agreement and the Merger Agreement and the performance by DSI of the transactions contemplated hereby and thereby and (2) the Shareholders approving this Agreement and the Merger Agreement in accordance with California Law, each certified by the Secretary of DSI;

                  v. A certificate dated the Closing Date certifying to the fulfillment of the conditions set forth in
                           Section 7.2 hereof;

                  vi. An opinion of Sonnenschein Nath & Rosenthal, in form reasonably satisfactory to ADLT;

                  vii. The minute books, stock ledgers and corporate seal of DSI;

                  viii. Duly executed copies of such other documents and agreements provided for herein; and

                  viii. Such other agreements and documents as ADLT may reasonably request.

                  (c) DELIVERIES BY ADLT. ADLT shall deliver or cause to be delivered at the Closing:

                  i. To each Shareholder delivering shares in accordance with paragraph (a) of this Section, a certificate representing the ADLT Shares registered in the name of such Shareholder in the name and at the address and using the Social Security Number set forth on DSI Shareholder records, or as set forth in the Letter of Transmittal and such share certificates shall bear restrictive legends in substantially the form set forth on Schedule 1.10B;

                  ii. To each Shareholder delivering shares in accordance with paragraph (a) of this Section, an ADLT check payable to the order of such Shareholder, in the amount set forth on Schedule 1.10A;

                  iii. Duly executed copies of such other documents and agreements provided for herein;

                  iv. A Good Standing certificate of each of ADLT and Acquisition issued within 20 days prior to Closing certified by the Secretary of State of the State of Ohio;

                  v. An incumbency and specimen signature certificate for each of ADLT and Acquisition signed by the officers of ADLT and Acquisition, respectively, and certified by the Secretary of ADLT and Acquisition, respectively;

                  vi. A true and correct copy of the Articles of Incorporation (and all amendments thereto) of each of ADLT and Acquisition in effect as of the Closing Date certified by the Secretary of State of the State of Ohio and Code of Regulations of each of ADLT and Acquisition (together with all amendments thereto) certified by the Secretary of ADLT and Acquisition, respectively;

                  vii. Resolutions of the Board of Directors of ADLT and Acquisition authorizing the execution and delivery of this Agreement and the Merger Agreement and the performance of the transactions contemplated hereby, certified by the Secretary of ADLT and Acquisition, respectively;

                  viii. A certificate dated the Closing Date of an officer of ADLT certifying to the fulfillment of the conditions set forth in Section 7.3;

                  ix. The opinion of Cowden, Humphrey & Sarlson Co., L.P.A. in form reasonably satisfactory to DSI;

                  x. A Registration Rights Agreement, in substantially the form attached as Exhibit F, relating to piggy back registration rights of Shareholders (and their permitted transferees), duly executed by ADLT; and

                  xi. Employment Agreements, in substantially the forms set forth as Exhibit C, relating to the employment of Lee Bartolomei, John Aguilera, Norman Boling, James Brosnan, Erik Krisl, David McDuffie and Michael Robbins, duly executed by Acquisition.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                     OF THE PRINCIPAL SHAREHOLDERS AND DSI

                  The Principal Shareholders and DSI, jointly and severally, represent and warrant to ADLT as set forth in this Article 2. Where any representation or warranty is made "to the knowledge of the Principal Shareholders," such representation or warranty is made to actual knowledge of each Principal Shareholder and John Aguilera, without any duty of investigation or inquiry. Where any matter, fact or circumstance is disclosed in a Schedule to this Agreement, it shall be deemed disclosed in all Schedules to this Agreement. As used herein, the term "Person" means any person, corporation, association, partnership, limited liability company, trust, business trust, joint venture, unincorporated organization or any other legal entity and the term "Other Agreement" with respect to any party shall mean the Merger Agreement and all other agreements and documents contemplated hereby to be executed and delivered by such party or any Affiliate (as defined in Section 2.8) thereof on or before the Closing.

                  Section 2.1 TITLE TO DSI SHARES. Each Shareholder is the record holder of the number of shares set forth opposite such Shareholder's name on Schedule 1.10A.

                  Section 2.2 ORGANIZATION AND QUALIFICATION. DSI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has requisite corporate power and authority to own or lease its property as now owned or leased and to conduct the Business (as defined in Section 2.12) as it is now conducted. Except as set forth in Schedule 2.2, DSI is not qualified to transact business, or required to be qualified to transact business, in any jurisdiction other than California.

                  Section 2.3 SHARES; CAPITALIZATION. The authorized capital stock of DSI consists solely of 5,000,000 shares of Common Stock, of which 1,108,900 shares are issued and outstanding and an additional 4,500 shares are expected to be issued and outstanding on the Closing Date (the "DSI Shares") and 2,000,000 shares of preferred stock, none of which is issued or outstanding. Except as set forth in Schedule 2.3, there are no Securities Rights with respect to any DSI Shares nor are there any securities convertible into or exchangeable for any DSI Common Stock or any other Security Rights with respect to any unissued DSI Common Stock. "Securities Right" means any option, warrant, other right, proxy, put, call, demand, plan, commitment, agreement, understanding or arrangement of any kind relating to any DSI Shares. "Security Right" means any right relating to issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting rights with respect to any capital stock of the issuer, whether issued or unissued, or any other security convertible into or exchangeable for capital stock of the issuer conferred by statute, by the issuer's articles of incorporation or by-laws or by agreement, including any subscription right, option preemptive purchase right or registration right. All rights and powers to vote the DSI Shares held by the Principal Shareholders are held exclusively by the respective Principal Shareholders owning such DSI Shares. Except as set forth in Schedule 2.3, all of the DSI Shares are validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations.

                  Section 2.4 SUBSIDIARIES. DSI does not own any equity interest in any Person.

                  Section 2.5 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by DSI of this Agreement and the Merger Agreement have been duly authorized by all necessary action on its part and the part of the Shareholders. This Agreement has been duly executed and delivered by the Principal Shareholders and constitutes, and each Other Agreement which is to be executed and delivered by the Principal Shareholders, when executed and delivered by such Shareholders, shall constitute, the valid and binding obligation of each of the Principal Shareholders, enforceable in accordance with its own terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity). This Agreement has been duly executed and delivered by DSI and constitutes, and each Other Agreement which is to be executed and delivered by DSI, when executed and delivered by DSI, shall constitute, the valid and binding obligation of DSI, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general equitable principles (regardless of whether at law or in equity).

                  Section 2.6 NO VIOLATION OF LAWS OR AGREEMENTS. Except as set forth on Schedule 2.6, none of the execution and delivery of this Agreement or any Other Agreement, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by the Principal Shareholders or DSI will: (i) contravene any provision of the charter or bylaws of DSI, (ii) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or result in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any license, franchise, indenture, mortgage or any other Contract (as defined in Section 2.14), agreement or instrument to which any Principal Shareholder or DSI is a party or by which any of them or any of their assets may be bound or, to the knowledge of the Principal Shareholders, affected, (iii) violate any Law (as defined in Section 2.16) or violate any judgment or order of any court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality, whether federal, state, local or foreign ("Governmental Body") to which DSI or any of its Affiliates are subject, (iv) result in the creation or imposition of any Encumbrance upon any DSI Common Stock or the assets of DSI or give to others any interests or rights therein, or
(v) result in the creation, maturation or acceleration of any Liability (as defined in Section 2.8) or obligation of DSI (or give others the right to cause such a creation, maturation or acceleration), that, in the case of clauses (ii) through (v), would have a material adverse effect on the financial condition, assets, Liabilities, net worth or Business of DSI ("Material Adverse Effect") or give any person the right to prevent the consummation of the transactions contemplated by this Agreement or any Other Agreement. Except as may be required by the U.S. Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended (the "HSR Act"), and except as set forth on Schedule 2.6 (collectively, the "Consents"), no consent, approval, declaration or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by the Principal Shareholders or DSI of this Agreement or the Other Agreements to which they are a party and the consummation of the transactions contemplated hereby and thereby by the Principal Shareholders or DSI except for those as to which the failure to obtain, register or file would not have a Material Adverse Effect or give any person the right to prevent the consummation of the transactions contemplated by this Agreement or any Other Agreement. "Encumbrance" or "Encumbrances" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer receipt of income or other exercise of any attributes of ownership.

                  Section 2.7 FINANCIAL STATEMENTS; MINIMUM CASH BALANCE. The Shareholders have previously delivered to ADLT a balance sheet and an income statement for DSI for the twelve month period ended June 30, 1997 (such balance sheet is sometimes referred to herein as the "Balance Sheet," and all of the foregoing are referred to herein collectively as the "DSI Financial Statements"). The DSI Financial Statements fairly present the financial condition, assets and Liabilities (as defined in Section 2.8) and results of operations and cash flows of DSI in accordance with GAAP (except that the Balance Sheet does not include notes) at the date and for the year indicated. On the Closing Date, DSI shall have cash and Cash Equivalents of at least $1,500,000, less (i) amounts expended on DSI's new coating line, described in
Schedule 2.7 (the "New Line") to the extent such amounts are not paid out of the proceeds of the related financing and (ii) reasonable expenses paid by DSI in connection with the negotiation and execution of this Agreement and the Other Agreements and the performance of its obligations pursuant hereto and thereto. As used herein, "Cash Equivalent" means highly liquid investments with a maturity of 3 months or less.

                  Section 2.8 UNDISCLOSED LIABILITIES. Except as disclosed in the DSI Financial Statements and as otherwise disclosed in Schedule 2.8 hereto and any other Schedules hereto, at November 28, 1997, DSI had no liabilities of any nature whatsoever (whether absolute, fixed, contingent or otherwise) whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition ("Liabilities"), that would be required to be reflected on a balance sheet prepared in accordance with GAAP or that would, individually or in the aggregate, have a Material Adverse Effect. Liabilities that have arisen in the ordinary course of business of DSI after the date of the Balance Sheet through the date hereof have been consistent in amount and character with past practice and experience. Without limiting the foregoing, on the Closing Date, DSI shall have no outstanding Liabilities of any kind or nature to the Shareholders or any other Affiliate of DSI and, except as disclosed on Schedule 2.8 or another Schedule to this Agreement, DSI shall have no outstanding Liabilities to any Person for borrowed money. As used herein, "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

                  Section 2.9 NO CHANGES. Since the date of the Balance Sheet, DSI has conducted its business only in the ordinary course. Without limiting the generality of the foregoing sentence, since the date of the Balance Sheet, there has not been any (i) material adverse change in the financial condition, assets, Liabilities, net worth, Business or, to the knowledge of the Principal Shareholders and DSI, prospects of DSI; (ii) declaration or payment of any dividend or other distribution on or with respect to, or redemption or purchase by DSI, of any shares of DSI Common Stock, including any of the DSI Shares;
(iii) change in any method of accounting; (iv) payment, prepayment or discharge of any Liability other than in the ordinary course of business or any failure to pay any Liability when due except in the ordinary course of business consistent with past practice;

(v) write-offs or write-downs of any assets of DSI in excess of $25,000 in the aggregate except in the ordinary course of business; (vi) termination or waiver of any material right under any agreement of DSI; (vii) agreement or commitment to do any of the foregoing; (viii) disposition of any asset for more than $25,000 or for less than fair market value; or (ix) asset acquisitions or expenditures, including capital expenditures, in excess of $100,000 in the aggregate, excluding expenditures with respect to the New Line. During the one-year period ending on the date hereof, except as set forth in Schedule 2.9A, there has been no (a) damage or destruction to any material asset of DSI, whether or not covered by insurance; (b) strike or other labor trouble at DSI;
(c) increase in the salary, wage or bonus of any employee of DSI; (d) change in any DSI Plan (as defined in Section 2.22(a)); (e) payment to or transaction with any Related Party, which payment or transaction is not specifically disclosed on
Schedule 2.18; (f) material change in the manner in which DSI conducts its Business; (g) exercise of any options or other Security Rights with respect to DSI capital stock; or (h) agreement or commitment to do any of the foregoing.

                  Section 2.10      TAX MATTERS.

                  (a) All federal, state, local and other income or franchise taxes, gross receipts, payroll, withholding and capital stock taxes and any interest and penalties related thereto (collectively, "Taxes") that were or are required under Law to be paid by DSI (or by any DSI Affiliate in respect of DSI) have been paid, other than Taxes arising after the date of the Balance Sheet in the ordinary course of business, none of which are overdue. There are no Tax liens upon any property or assets of DSI, except liens for current Taxes reflected on the Balance Sheet, or arising after the date of the Balance Sheet in the ordinary course of business, none of which are overdue. Except as set forth in Schedule 2.10, DSI is not currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth in Schedule 2.10, no claim has been made by a taxing authority of a jurisdiction where DSI does not file Tax Returns that it is or may be subject to taxation in that jurisdiction. All Taxes that DSI (or any DSI Affiliate in respect of DSI) was required by Law to withhold or collect, have been and are being withheld or collected by it and have been and are being timely paid over to the proper Governmental Body.

                  (b) All Tax Returns that are required to be filed by DSI (or by any DSI Affiliate in respect of DSI) prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it have been filed or caused to be filed on a timely basis, or will be filed or cause to be filed on a timely basis. All such Tax Returns were or will be, as the case may be, correct and complete in all material respects. All such Taxes that have become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns have been paid.

                  (c) DSI has not received from the Internal Revenue Service or from any other tax authority from any state, foreign, county, local or other jurisdiction a notice of underpayment of Taxes, a proposed assessment of Tax, a proposed adjustment to any Tax return filed or other deficiency that has not been paid.

                  (d) Neither DSI nor any Affiliate of DSI has waived restrictions on assessment or collection of Taxes or executed a waiver or consented to the extension of any statute of limitations for federal income or other Tax Liability that remains outstanding. Except as set forth on Schedule 2.10, neither DSI nor any DSI Affiliate in respect of DSI has made any payments, is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or 162(m).

                  Section 2.11      RECEIVABLES; INVENTORY.

                  (a) RECEIVABLES. Schedule 2.11 discloses all trade and other accounts receivable of DSI ("Receivables") outstanding as of November 28, 1997 presented on an aged basis and separately identifies the name of, or DSI's code name for, each account debtor and the total amount of each related Receivable. All Receivables, whether disclosed on Schedule 2.11 or created after November 28, 1997, arose from bona fide sale transactions of DSI, and except as disclosed on Schedule 2.11 and to the extent of the recorded reserve for doubtful accounts specified on the Balance Sheet, no portion of any Receivable is subject to counterclaim, defense or set-off or is otherwise in dispute. Except to the extent of the recorded reserve for doubtful accounts specified on the Balance Sheet, and the Receivables subject to counterclaim, defense or set-off or otherwise in dispute disclosed on Schedule 2.11, all of the Receivables are collectible in the ordinary course of business and will be fully collected within 120 days after having been created using commercially reasonable efforts with payments by each debtor being applied first to accounts as specified by such debtor and, if no account is specified, to accounts of such debtor first created.

                  (b) INVENTORY. The inventories of DSI are sufficient to permit the conduct of the DSI Business in the ordinary course of business immediately following the Closing in the manner in which the DSI Business is presently conducted.

                  (c) TRADE PAYABLES. The trade payables of DSI are, and will at Closing be, consistent with historical levels and aging.

                  Section 2.12 BUSINESS; ASSETS. DSI is engaged in the business of manufacturing and selling thin-film coated products and custom designed deposition equipment and software and developing and licensing deposition technology using conventional and enhanced deposition by evaporation, sputtering, chemical vapor deposition and plasma chemical vapor deposition for consumer, commercial, aerospace and government customers (collectively, the "Business") and no other businesses. DSI's equipment and DSI's buildings, fixtures, improvements, machinery, equipment, tools, furniture, improvements and tangible personal property, including those reflected on the Balance Sheet, are, in the aggregate, in good operating condition and repair and are suitable for the purposes for which they are used in the Business. DSI has good, marketable, legal, beneficial and exclusive title to all of its assets; all of such assets are reflected on the Balance Sheet or, under GAAP, are not required to be reflected thereon; and none of such assets is subject to any Encumbrance, except Permitted Encumbrances. As used herein, the term "Permitted Encumbrances" means liens for governmental charges that are not yet due and payable and liens identified in

Schedule 2.12. Schedule 2.12 identifies each material asset of DSI that is not located on property owned or leased by DSI, other than vehicles owned or leased by DSI.

                  Section 2.13 LITIGATION. Except as set forth on Schedule 2.13, there are no actions, suits, investigations, claims or proceedings of any nature or kind whatsoever ("Litigation") pending or, to the knowledge of the Principal Shareholders, threatened against or affecting DSI, its assets, the Business, or the DSI Shares (i) where the claim is stated to be in excess of $25,000, in any individual instance, or in excess of $100,000, in the aggregate, or (ii) which if adversely determined, would be reasonably expected to materially and adversely affect the Business or the operations of DSI or the transactions contemplated by this Agreement or any Other Agreement. There are no outstanding judgments, decrees or orders of any Governmental Body against or affecting DSI, the DSI Shares, the Business or DSI's assets. DSI has not commenced and does not have pending any action, suit or proceeding against any third party, except as set forth on Schedule 2.13. Except as set forth in Schedule 2.13, DSI has not been a party to any other Litigation during the past three years which resulted in a liability in excess of $25,000, in any individual instance, or which adversely affected the Business or the operations of DSI.

                  Section 2.14      CONTRACTS; COMPLIANCE.

                  (a) Disclosed on Schedule 2.14 is a brief description of each contract, lease, indenture, mortgage, instrument, commitment or other agreement, arrangement or understanding, oral or written, formal or informal, to which DSI is a party with respect to which DSI has continuing Liability and that (i) involves the purchase, sale or lease of any asset, materials, supplies, inventory or services in excess of $150,000 per year, (ii) relates to the borrowing or lending of any money or guarantee of any obligation, (iii) limits the right of DSI to compete in any line of business or otherwise restricts any right DSI may have (excluding contracts that are terminable with no continuing Liability by DSI on thirty (30) days (or less) written notice), (iv) is an employment or consulting contract involving payment of compensation and benefits in excess of $100,000 per year or is not terminable at will by DSI; (v) involves the pending or former purchase or sale of any business; (vi) is with any Related Party; or (vii) was not entered into in the ordinary course (each, a "Contract" and collectively, the "Contracts"). Schedule 2.14 discloses any outstanding stand-by letters of credit issued for the account of DSI (the "Letters of Credit").

                  (b) Each Contract is a legal, valid and binding obligation of DSI and is in full force and effect. Except as disclosed on Schedule 2.14, DSI and, to the knowledge of the Principal Shareholders, each other party to each Contract has performed all obligations required to be performed by it thereunder and is not in breach or default, and is not alleged to be in breach or default, in any material respect thereunder, and no event has occurred and no condition or state of facts exists (or would exist upon the giving of notice or the lapse of time or both) that would become or cause a breach, default or event of default thereunder, which would give to any Person the right to cause such a termination or would cause an acceleration of any obligation thereunder. Except as disclosed on Schedule 2.14, DSI is not currently renegotiating any Contract nor has DSI received any notice of non-renewal or, except as provided in the Contract, price increase or sales or production allocation with respect to any Contract.

                  The parties recognize that there are certain Contracts the existence and/or the terms of which cannot be disclosed to ADLT as a result of the nature thereof and that Schedule 2.14 discloses only general information with respect to such Contracts in the aggregate. ADLT agrees that, notwithstanding the terms of this Section 2.14 or Article 9 of this Agreement, the Shareholders shall have no liability to ADLT as a result of the failure to have disclosed any information with respect to such Contracts or as a result of the performance of such Contracts.

                  Section 2.15 PERMITS. DSI holds and is in compliance in all material respects with all permits, certificates, licenses, franchises, privileges, approvals, registrations and authorizations required under all Laws, rules and regulations or advisable in connection with the operation of DSI's assets and the Business (collectively, the "Permits"), except that DSI may have performed certain construction activities prior to the receipt of the requisite construction permits, and each of such Permits is in full force and effect. No notice of cancellation of or default, dispute or complaint concerning any Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by DSI.

                  Section 2.16 COMPLIANCE WITH LAWS. DSI is not, and has received no notice that it is, in violation in any material respect of any applicable foreign, federal, state and local statutes, laws, ordinances, rules or regulations (collectively, "Laws"), and no event has occurred or condition or state of facts exists that could give rise to any such violation.

                  Section 2.17 REAL PROPERTY. Schedule 2.17 sets forth a correct list and summary descriptions (showing the record title holder, location, uses being made thereof and indebtedness of DSI secured by a mortgage or other Encumbrance thereon) of all real properties currently owned or leased by DSI or in which DSI has an interest (including options) (collectively, the "Real Property"). Except as described in Schedule 2.17, there are no leases, subleases, tenancies or other rights of occupancy affecting all or any part of the Real Property owned by DSI, and DSI has not granted any options to purchase or otherwise acquire, and there are no outstanding offers to purchase, all or any part of the Real Property owned by DSI. DSI has the right to quiet enjoyment of all Real Property in which it holds a leasehold interest for the full term, including all renewal rights, of the lease or similar agreement relating thereto. DSI has not received any written or oral notice of assessments for public improvements or condemnation against any Real Property.

                  Section 2.18 TRANSACTIONS WITH RELATED PARTIES. Except for employment relationships and salaries disclosed in Schedule 2.18 or as otherwise disclosed on Schedule 2.18, no Related Party (as hereafter defined) has directly or indirectly:

                  (a) Any Liability to or any right to receive property from DSI;

                  (b) Any contractual or other claim against DSI or any obligation under any contractual or other claim to or from DSI;

                  (c) Any interest in any property or assets used or owned by DSI or necessary for use in the Business or used any of the assets of DSI (other than ownership of the DSI Shares);

                  (d) Any agreement or plan providing for payment or vesting (or acceleration of either) of property, severance benefits or other benefits that are contingent on the transactions contemplated by this Agreement or conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment or the value of any of the benefits which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (e) Any agreement relating to DSI providing any term of employment that is not terminable at will;

                  (f) Become a party to any Contract or has any agreement or understanding of any nature with any party to any Contract; or

                  (g) Has any other agreement or understanding or is engaged in any other transaction of any nature with DSI, its officers or directors (relating to DSI), its suppliers, vendors or customers.

As used herein, the term "Related Party" means (i) the Shareholders, (ii) any Affiliate of the Shareholders or DSI, (iii) any officer or director of DSI and
(iv) any spouse, sibling, ancestor or lineal descendant of any natural person identified in preceding clauses. Without limiting the foregoing, (A) Schedule
2.18 identifies any assets, arrangements or services to which DSI is a party or with respect to which DSI benefits that will have to be replaced or would be materially adversely affected after Closing because DSI will after Closing no longer be owned directly by the Shareholders and (B) Schedule 2.18 identifies any and all assets (including insurance claims files, legal files, accounting information, tax returns, etc.) of DSI in the possession of the Shareholders.

                  Section 2.19 INSURANCE. Schedule 2.19 sets forth a complete list of all policies of insurance (collectively, the "Insurance Policies") of which DSI is the owner, insured or beneficiary or programs of self insurance and identifies whether such policies are claims made or occurrence policies. Except as set forth on Schedule 2.19, all premiums under the Insurance Policies have been paid in accordance with the terms of the policies and there are no deposits or other amounts for the benefit of DSI held by any third party relating to any insurance or self insurance program of DSI. There have been no material defaults with respect to any provision contained in any such Insurance Policies, nor has there been any material failure to give any notice or present any material claim under any such policies in a timely fashion or in the manner or detail required by the Insurance Policies. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, or increase of the premium for any such insurance policy has been received by the

Shareholders or DSI except in the ordinary course of business. Schedule 2.19 describes in detail any program of self-insurance maintained by DSI or by any Affiliate of DSI for or on behalf of DSI. All of DSI's environmental pollution insurance coverage policies are identified on Schedule 2.19.

                  Section 2.20 EMPLOYEE RELATIONS. No employee of DSI is represented by any union or other labor organization. Except as set forth in
Schedule 2.20, no representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of the Principal Shareholders, threatened against, involving, affecting or potentially affecting DSI. No complaint against DSI is pending or, to the knowledge of the Principal Shareholders, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of DSI. DSI has no contingent Liability for sick leave, vacation time, severance pay or any similar item not fully reserved on the Balance Sheet or incurred in the ordinary course of business after the date of the Balance Sheet. To the knowledge of the Principal Shareholders, DSI has no contingent Liability for any occupational disease of any of its employees, former employees or others. Neither the execution and delivery of this Agreement, the performance of the provisions hereof nor the consummation of the transactions contemplated hereby will trigger any severance pay obligation under any contract to which DSI or any Affiliate of DSI is a party or under any Law.

                  Section 2.21 PATENTS AND INTELLECTUAL PROPERTY RIGHTS.

                  (a) Schedule 2.21 contains a complete list of all trademark rights, trademark applications, trademark registrations, service marks, trade names and brand names, copyright registrations and copyright applications, letters patent, patent applications, logos and licenses (except for licenses whereby DSI licenses software not material to the Business from third parties or the amount of the obligation for such license is less than $20,000 in any one year) used in the Business including the expiration dates, if any, of each such intellectual property right.

                  (b) DSI owns or possesses, licenses, has the right to use or can acquire on reasonable terms, the intellectual property rights identified pursuant to subparagraph (a) above, any other processes, know-how and related formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, shop and royalty rights and other similar types of proprietary intellectual property, and all research and development necessary for the conduct of the Business including, but not limited to, all laboratory research aimed at discovery of new knowledge; searching for applications of new research findings or other knowledge; conceptual formulation and design of possible product or process alternatives; testing in search for or evaluation of product or process alternatives; modification of the formulation or design of a product or process; design, construction and testing of preproduction prototypes and models; design and tools, jigs, molds and dies involving new technology; and engineering activity required to advance the design of a product to the point that it meets specific functional and economic requirements and is ready for manufacture (collectively, "Intellectual Property Rights") used in or applicable to the Business. Other than as reflected in Schedules 2.8, 2.13 or 2.21, DSI has not received any notice of, nor does it have any reasonable belief that its use constitutes, a material infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the management, business prospects, earnings, business or operations of DSI. Schedule 2.21 identifies any Intellectual Property Right which is used by DSI but not owned by DSI.

                  Section 2.22 BENEFIT PLANS.

                  (a) BENEFIT PLANS; DSI PLANS. Schedule 2.22 discloses all written and unwritten "employee benefit plans" within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder ("ERISA"), and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement (each, a "Benefit Plan"), whether or not funded, (i) maintained or sponsored by DSI, (ii) with respect to which DSI (or the Shareholders with respect to DSI) has or may have Liability or is obligated to contribute, (A) that otherwise covers any of the current or former employees of DSI or its Affiliates or (B) as to which any such current or former employees or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder (each, a "DSI Plan").

                  (b) DSI GROUP MATTERS; FUNDING. Neither DSI nor any corporation that may be aggregated with DSI under Sections 414(b), (c), (m) or
(o) of the Code (the "DSI Group") has any obligation to contribute to or any direct or indirect Liability under or with respect to any Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or Section 413(c) of the Code. DSI does not have any Liability, and after the Closing DSI will not have any Liability, with respect to any Benefit Plan of any other member of the DSI Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), withdrawal Liability or otherwise. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) exists nor has any funding waiver from the IRS been received or requested with respect to any DSI Plan or any Benefit Plan of any member of the DSI Group and no excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the Code or ERISA with respect to any of such plans.

                  (c) COMPLIANCE. To the knowledge of the Principal Shareholders, each of the DSI Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered, in all material respects, in compliance with all applicable Laws and in compliance, in all material respects, with the plan document, trust agreement, insurance policy or other writing creating the same or applicable thereto. No DSI Plan is or, to the knowledge of the Principal Shareholders, is proposed to be under audit or investigation, and no completed audit of any DSI Plan has resulted in the imposition of any Tax, fine or penalty.

                  (d) QUALIFIED PLANS. Schedule 2.22 discloses each DSI Plan that purports to be a qualified plan under Section 401(a) of the Code and exempt from United States federal income Tax under Section 501(a) of the Code (a "Qualified Plan"). With respect to each Qualified Plan, a determination letter (or opinion or notification letter, if applicable) covering the U.S. Tax Reform Act of 1986 and later Code changes for which the remedial amendment period has closed has been received from the IRS that such plan is qualified under Section 401(a) of the Code and exempt from federal income Tax under Section 501(a) of the Code. Except as disclosed on Schedule 2.22, no Qualified Plan has been amended since the date of the most recent such letter. To the knowledge of the Principal Shareholders, no member of DSI Group, nor any fiduciary of any Qualified Plan, nor any agent of any of the foregoing, has done anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

                  (e) NO DEFINED BENEFIT PLANS. No DSI Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA (a "Defined Benefit Plan"). No Defined Benefit Plan sponsored or maintained by any member of DSI Group has been terminated or partially terminated after September 1, 1974. During the five year period ending on the Closing Date, no member of DSI Group has transferred a Defined Benefit Plan to a corporation that was not, at the time of transfer, related to the transferor in any manner described in Sections 414(b), (c), (m) or (o) of the Code.

                  (f) MULTIEMPLOYER PLANS. No DSI Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA (a "Multiemployer Plan"). No member of DSI Group has withdrawn from any Multiemployer Plan or incurred any withdrawal Liability to or under any Multiemployer Plan. No DSI Plan covers any employees of any member of DSI Group in any foreign country or territory.

                  (g) PROHIBITED TRANSACTIONS; FIDUCIARY DUTIES; POST-RETIREMENT BENEFITS. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any DSI Plan exists or has occurred that could subject DSI to any Liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the Code. Neither DSI nor, to the knowledge of the Principal Shareholders, any administrator or fiduciary of any DSI Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject DSI to any material Liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. With the exception of the requirements of Section 4980B of the Code and except as disclosed on Schedule 2.22, no post-retirement benefits are provided under any DSI Plan that is a welfare benefit plan as described in ERISA Section 3(1).

                  Section 2.23 FINDER'S FEES. Neither the Principal Shareholders nor DSI nor any of DSI's officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein. Neither the Principal Shareholders nor, to the knowledge of the Principal Shareholders, any of DSI's other officers, directors or employees has made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

                  Section 2.24 CONFIDENTIALITY AGREEMENTS. Schedule 2.24 sets forth a true, correct and complete list of all confidentiality agreements to which DSI is a party. All such agreements are valid and binding agreements, enforceable in accordance with their terms and are in full force and effect. DSI has performed all obligations required to be performed by DSI under such agreements and is not in breach or default in any material respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a material breach or default by DSI thereunder.

                  Section 2.25 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as provided in Schedule 2.25:

                  (a) COMPLIANCE; NO LIABILITY. DSI has operated its Business and each parcel of Real Property in compliance in all material respects with all applicable Environmental Laws. To the knowledge of the Principal Shareholders, DSI is not subject to any Liability, penalty or expense (including legal fees) and will not hereafter suffer or incur any loss, Liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing, any environmental activity conducted on or with respect to the Real Property at or prior to the Closing or any environmental condition existing on or with respect to the Real Property at or prior to the Closing, in each case whether or not DSI permitted or participated in such act or omission.

                  "Environmental Law" means any applicable Law relating to the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including common law nuisance, property damage and similar common law theories.

                  (b) TREATMENT; CERCLIS. DSI has not treated, stored, recycled or disposed of any Regulated Material on any real property except in compliance with applicable Environmental Laws, and, to the knowledge of the Principal Shareholders, no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Real Property except in compliance with applicable Environmental Laws. To the knowledge of the Principal Shareholders, there has been no release of, and there is not present any Regulated Material at, on or under any Real Property. To the knowledge of the Principal Shareholders, DSI has not transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLIS or to the knowledge of the Principal Shareholders, any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against DSI for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund. None of the Real Property is listed or to the knowledge of the Principal Shareholders, proposed for listing on the National Priorities List pursuant to Superfund, CERCLIS or any state or local list of sites requiring investigation or cleanup. "Regulated Material" means any hazardous substance as defined by any Environmental Law and any other material regulated by any applicable Environmental Law, including, polychlorinated biphenyls, petroleum, petroleum-related material, crude oil or any fraction thereof. "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund. "Superfund" means the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq., as amended.

                  (c) NOTICES; EXISTING CLAIMS; CERTAIN REGULATED MATERIALS; STORAGE TANKS. DSI has not received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. DSI has not transported any Regulated Material for recycling, treatment, disposal, other handling or otherwise other than in compliance with applicable law. There has been no past, and there is no pending or contemplated, claim by DSI under any Environmental Law or Laws based on actions of others that may have impacted on the Real Property, and DSI has not entered into any agreement with any Person regarding any Environmental Law, remedial action or other environmental Liability or expense. To the knowledge of the Principal Shareholders, all storage tanks located on the Real Property whether underground or aboveground are in sound condition and are not leaking and have not leaked, except as disclosed on Schedule 2.25.

                  Section 2.26 DISCLOSURE. None of the representations or warranties of the Principal Shareholders or DSI contained in this Article 2 and none of the information contained in the Schedules referred to in Article 2 is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

                  Each Principal Shareholder individually represents and warrants to ADLT, with respect to such Shareholder's DSI Shares, as follows:

                  Section 3.1 TITLE TO DSI SHARES. Such Shareholder has legal, valid, beneficial and exclusive title to his DSI Shares, free of all Encumbrances, and upon delivery of such DSI Shares at Closing against receipt of the Purchase Price to be delivered to such Shareholder, ADLT shall acquire legal and valid title to such DSI Shares, free of all encumbrances.

                  Section 3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. Such Shareholder confirms he is acquiring the ADLT Shares solely for his or her own account for investment, not as a nominee or agent and not with a view to the resale or distribution of any part thereof and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the ADLT Shares.

                  Section 3.3 RESTRICTED SECURITIES.

                  (a) Such Shareholder understands that the issuance of the ADLT shares pursuant to this Agreement and the Merger Agreement have not been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, that the ADLT Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they will be initially acquired from ADLT in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, such Shareholder represents that he is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (b) Such Shareholder further understands that the transfer of the ADLT Shares is further limited by the terms of this Agreement and that transfers of the ADLT Shares are generally not permitted prior to the first anniversary of the Closing Date without the consent of ADLT, which consent is in the sole and absolute discretion of ADLT.

                  Section 3.4 DISCLOSURE OF INFORMATION. Such Shareholder represents he has had an opportunity to ask questions of and receive answers from ADLT regarding ADLT and its business. Such Shareholder believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the ADLT Shares.

                  Section 3.5 INVESTMENT EXPERIENCE. Such Shareholder acknowledges he is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits of acquiring the ADLT Shares.

                  Section 3.6 ACCREDITED INVESTOR. Such Shareholder represents he is an "accredited investor" as that term is defined in Rule 501 of Regulation D of the Act, as presently in effect.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF ADLT

                  ADLT represents and warrants to the Shareholders as follows:

                  Section 4.1 TITLE TO ADLT SHARES. Upon delivery of the ADLT Shares at Closing against receipt of the DSI Shares, each Shareholder shall acquire legal and valid title to his or her ADLT Shares free of any Encumbrances.

                  Section 4.2 ORGANIZATION. Each of ADLT and Acquisition has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of

Ohio, has the corporate power and authority to own or lease its property as now owned or leased and to conduct its business as it is now conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on ADLT and its subsidiaries, taken as a whole.

                  Section 4.3 SHARES; CAPITALIZATION. The authorized capital stock of ADLT consists of (i) 80,000,000 shares of ADLT Common Stock, of which 16,471,036 were issued and outstanding as of November 10, 1997, and (ii) 1,000,000 shares of Preferred Stock, $.001 par value, none of which is issued and outstanding. On the Effective Date under the Merger Agreement, the ADLT Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, ADLT's Articles of Incorporation or Regulations or any agreement to which ADLT is a party or is bound. The authorized capital stock of Acquisition consists of 850 shares of common stock, of which 100 shares are issued and outstanding.

                  Section 4.4 SUBSIDIARIES. Each subsidiary of ADLT has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in the Prospectus and the Annual Report (as defined in Section 4.8) and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on ADLT and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of ADLT have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by ADLT or a subsidiary of ADLT, free and clear of all liens, encumbrances, equities or claims. For the purposes of this Agreement, the term subsidiary shall exclude any entity as to which ADLT (and all subsidiaries of ADLT, taken as a whole) does not own an equity interest entitling ADLT to exercise in excess of 50% of the voting power of such entity. A list of entities in which the equity interest of ADLT (and all subsidiaries of ADLT, taken as a whole) exceeds 20% is set forth on Schedule 4.4.

                  Section 4.5 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by ADLT of this Agreement, and by Acquisition of this Agreement and the Merger Agreement, have been duly authorized by all necessary action on the part of ADLT and Acquisition. The execution, delivery and performance by ADLT and Acquisition of each Other Agreement to which ADLT or Acquisition, as the case may be, is a party has been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of ADLT, enforceable in accordance with its terms, this Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Acquisition, enforceable in accordance with its terms, and each Other Agreement which is to be executed and delivered by ADLT or Acquisition, when executed and delivered by

ADLT or Acquisition, as the case may be, shall constitute, the valid and binding obligation of ADLT or Acquisition, as the case may be, enforceable in accordance with its terms.

                  Section 4.6 NO VIOLATION OF LAWS OR AGREEMENTS. Except as set forth on Schedule 4.6, none of the execution and delivery of this Agreement or any Other Agreements, the consummation of the transactions contemplated hereby or thereby or the compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by ADLT or Acquisition, nor the execution and delivery of any Other Agreement, the consummation of the transactions contemplated thereby or the compliance with or fulfillment of the terms, conditions and provisions thereof by ADLT or Acquisition, will: (i) contravene any provision of the charter or regulations of ADLT or any of ADLT's subsidiaries, (ii) conflict with, result in a breach of or constitute a default or an event of default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under any term, condition or provision of, or results in the termination or loss of any right (or give others the right to cause such a termination or loss) under, any license, franchise, indenture, mortgage or any other contract, agreement or instrument to which ADLT or any of its subsidiaries is a party or by which the assets of ADLT or any of its subsidiaries may be bound or affected, and which is material to ADLT and its subsidiaries, taken as a whole, (iii) violate any Law or violate any judgment or order of any Governmental Body to which ADLT or any of its subsidiaries is subject, (iv) result in the creation or imposition of any Encumbrance upon the ADLT Shares or any material assets of ADLT or any of its subsidiaries, or give to others any interests or rights therein, or (v) result in the creation, maturation or acceleration of any Liability or obligation of ADLT or Acquisition (or give others the right to cause such a maturation or acceleration). Except as may be required by the HSR Act and the Exchange Act (as defined below), and the listing of the ADLT Shares on the NASDAQ National Market, no consent, approval, declaration or authorization of, or registration or filing with, any Person (including any Governmental Body) is required in connection with the execution and delivery by ADLT of this Agreement, the execution and delivery by Acquisition of this Agreement and the Merger Agreement, or the execution by ADLT or Acquisition of the Other Agreements, and the consummation of the transactions contemplated hereby and thereby by ADLT or Acquisition; provided, however, that, in making this representation, ADLT is relying on certain representations of the Shareholders in Article 3, pursuant to which the issuance of the ADLT Shares is exempt from registration under the Securities Act.

                  Section 4.7 SEC REPORTS. ADLT has delivered to DSI and the Principal Shareholders a copy of each report (including the Company's Annual Report on Form 10-K for the 12 months ended June 30, 1997 (the "Annual Report") and the Company's Report on Form 10-Q for the three months ended September 30,
1997) and proxy statement filed by it since June 30, 1997 and prior to the date hereof (excluding exhibits filed therewith) (the "Exchange Act Filings"), each in the form filed with the Securities and Exchange Commission ("SEC") under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") and a copy of the 424(b) prospectus dated July 1, 1997 relating to ADLT's Registration Statement No. 333-28529 under the Securities Act (the "Prospectus"; the Exchange Act Filings and the Prospectus are sometimes referred to collectively as the "SEC Filings"). The SEC Filings, as of their respective filing dates, (i) complied as to form in all material respects with all applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Section 4.8 FINDER'S FEES. Neither ADLT or its subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein. Neither ADLT, its Affiliates nor any of their respective officers, directors or employees has made an agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission as a result of the transactions contemplated hereunder.

                  Section 4.9 NO MATERIAL ADVERSE CHANGE. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects of ADLT and its subsidiaries, taken as a whole, from that set forth in the Exchange Act Filings.

                  Section 4.10 DISCLOSURE. None of the representations or warranties of ADLT contained herein is false or misleading in any material respect or omits to state a fact herein necessary to make the statements herein not misleading in any material respect.

                  Section 4.11 LITIGATION. There is no Litigation pending, or to the knowledge of ADLT, threatened to which ADLT or any of its subsidiaries is a party or to which any of the properties of ADLT or any of its subsidiaries is subject (i) affecting the transactions contemplated by this Agreement or any Other Agreement or (ii) that are required to be described in the Exchange Act Filings and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Exchange Act Filings or to be filed as exhibits to the Exchange Act Filings that are not described or filed as required.

                  Section 4.12 REGISTRATION RIGHTS. Other than the Registration Rights and Option Agreement dated December 15, 1995 among General Electric Company, ADLT and Wayne R. Hellman, there are no contracts, agreements or understandings between ADLT and any person granting such person the right to require ADLT to file a registration statement under the Securities Act with respect to any securities of ADLT.


                                    ARTICLE 5
                COVENANTS OF THE PRINCIPAL SHAREHOLDERS AND DSI

                  Section 5.1 CONDUCT OF BUSINESS PENDING CLOSING. During the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the Closing or (ii) the termination of this Agreement (the "Interim Period"), and unless ADLT shall otherwise consent or agree in writing and without limiting any other provision herein, DSI shall, and the Principal Shareholders shall cause DSI to, conduct its affairs as follows:

                  (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted in the ordinary course and substantially consistent with past practice. DSI shall use reasonable best efforts to maintain its property, equipment and other assets consistent with past practice and shall comply timely in all material respects with the provisions of all its leases, agreements, contracts and commitments in connection with the Business or its assets.

                  (b) PRESERVATION OF BUSINESS. During the Interim Period, DSI shall use reasonable efforts to preserve its business organization intact, keep available the services of its employees and preserve the goodwill of its suppliers, customers and others having business relations with it.

                  (c) PROHIBITED TRANSACTIONS. During the Interim Period without the prior consent of ADLT, which consent, with respect to ii, iii, viii, ix or xi, shall not be unreasonably withheld, DSI shall not, nor shall the Shareholders cause or permit DSI or any Subsidiary to:

                  i.       Amend its charter documents or bylaws;

                  ii. Enter into any contract or commitment which is made other than in the ordinary course of business, consistent with past practice;

                  iii. Enter into any employment or consulting contract or similar arrangement that is not terminable at will or upon thirty (30) days (or less) notice by DSI, without penalty or obligation continuing after the Closing Date;

                  iv. Fail to pay all Taxes when due (as any such due date may be extended) or fail to pay when due any other Liability or charge inconsistent with past practice, except any Tax, Liability or charge which DSI may be contesting in good faith and under circumstances that will not result in any Encumbrance on any asset of DSI;

                  v. Make, change or revoke any Tax election or make any agreement or settlement with any taxing authority that relates to the period after Closing;

                  vi. Create any Encumbrance, other than Permitted Encumbrances, on any assets, tangible or intangible;

                  vii. Declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof), in respect of DSI Common Stock, or directly or indirectly issue, sell, redeem, purchase or otherwise acquire or dispose of, or create any Securities Rights with respect to, DSI Common Stock or any rights to purchase DSI Common Stock or securities convertible into or exchangeable DSI Common Stock;

                  viii. Increase, except in the ordinary course of business consistent with past practice, any of the salaries or other compensation payable or to become payable to, or make any advance or loan to, any employee, or make any increase in, or any addition to, other benefits (including any DSI Benefit Plan) to which any employee may be entitled, or make any payments to or in respect of any DSI Benefit Plan or any change in any DSI Benefit Plan, unless requested to do so by the IRS or other regulatory authority in connection with any application or filing therewith or review thereby with respect to any DSI Benefit Plan;

                  ix. Make or authorize any single capital expenditure or series of related capital expenditures in excess of $100,000 other than expenditures with respect to the New Line or acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contribute capital, make any loan or advance of funds to any Person or, except in the ordinary course of business, purchase any property or assets;

                  x. Sell, transfer or otherwise dispose of any assets (other than inventory), except sales of assets in the ordinary course of business not in excess of $25,000 in any individual instance or $100,000 in the aggregate; sell, transfer or otherwise dispose of any assets for less than fair market value; or purchase any assets for greater than fair market value; or

                  xi. Make any payment, loan or advance of any amount to or in respect of, or any sale, transfer or lease of any properties or assets (whether real, personal or mixed, tangible or intangible) to, or consummate any transaction or create any agreement or arrangement with, any Related Party, except for (A) compensation to the officers and employees at rates not exceeding the rates of compensation existing on the date hereof except in the ordinary course consistent with past practice, or (B) otherwise as contemplated by this Agreement.

                  Section 5.2 ACCESS, INFORMATION AND DOCUMENTS. During the Interim Period, the Shareholders and DSI shall give to ADLT and to its employees and representatives (including independent public accountants, attorneys, environmental consultants and engineers) access during normal business hours and upon reasonable notice to all of the properties (including Real Property for purposes of an environmental assessment), books, Tax returns, contracts, commitments, records, officers, personnel and accountants (including independent public accountants) of DSI and shall furnish to ADLT all such documents and copies of documents and all information with respect to the affairs of DSI as ADLT may reasonably request; provided that ADLT shall conduct such due diligence in such manner as to minimize the disruption of the Business and operations of DSI; and provided further that, with respect to any environmental assessment, copies of any such assessment shall be provided to DSI and no on-site testing shall be performed without the consent of DSI, which consent may not be unreasonably withheld.

                  Section 5.3 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Principal Shareholders shall use their reasonable efforts to ensure that DSI conducts, and DSI shall use its reasonable best efforts to conduct, the Business in such a manner that, at the Closing, the representations and warranties of the Principal Shareholders and DSI contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on, as of, and with reference to such date. The Principal Shareholders and DSI shall each promptly notify ADLT of any lawsuit, claim, proceeding or investigation of which they obtain knowledge that may be threatened, brought, asserted or commenced after the date hereof against DSI that would be required to be disclosed pursuant to Article 2 or 3 of this Agreement. The Principal Shareholders and DSI shall each notify ADLT of any facts or circumstances as to which it obtains knowledge that cause any representation and warranty contained in Article 2 or 3 of this Agreement or relating to any matters required to be set forth in the related Schedules hereto to be untrue.

                  Section 5.4 FILINGS AND AUTHORIZATIONS. (a) As promptly as practicable, each of DSI and the Shareholders shall make, or cause to be made, such filings and submissions under law, rules and regulations applicable to it, including the HSR Act, as may be required for it to consummate the purchase and transfer of the DSI Shares hereunder, and shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Bodies necessary to be obtained by it.

                  (b) As promptly as practicable, DSI shall use its best efforts to obtain the approval of Shareholders of this Agreement and the Merger Agreement as required by California Law; provided that best efforts does not include the obligation to provide any financial incentive to any Shareholder.

                  Section 5.5 NOTICE OF CHANGES. During the Interim Period, the Shareholders and DSI shall give ADLT prompt written notice of any material change or inaccuracies in any data previously given or made available to ADLT pursuant to this Agreement.

                  Section 5.6 RESALE OF ADLT SHARES. No Shareholder (and no permitted transferee of the ADLT Shares of any Shareholder) shall transfer any ADLT Shares prior to the first anniversary of the Closing Date (the "Restricted Period"), other than in accordance with the Registration Rights Agreement, without the prior written consent of ADLT, which consent is and shall be in the sole and absolute discretion of ADLT; provided, however, that any Shareholder may make a charitable donation of some or all of such Shareholder's shares or a transfer, other than a transfer for value, to such Shareholder's spouse, children or parents, or a trust for the benefit of any such person or persons; provided, in either such case, that such transferee is bound by the transfer restrictions set forth in this Section 5.6. After expiration of the Restricted Period, any Shareholder

(and any permitted transferee) may transfer his or her ADLT shares only in accordance with applicable securities laws.

                  Section 5.7 NO NEGOTIATIONS. Until the termination of this Agreement, neither DSI nor any Principal Shareholder shall, nor shall any of them give authorization or permission to any other person to institute, continue or otherwise entertain or maintain negotiations or discussions with any person, other than ADLT, with respect to the sale of any of the capital stock, business or assets of DSI other than the sale of inventory in the ordinary course of business.

                  Section 5.8 SCHEDULES. Prior to January 16, 1998, DSI may provide any Schedule hereto, and (except as set forth in Section 8.1(iv)) such schedules shall have the effect of amending the representations and warranties of DSI and the Principal Shareholders in this Agreement with the same effect as if the schedules or information were attached hereto on the date hereof.

                  Section 5.9 EXERCISE OF DSI OPTIONS. DSI shall cause the outstanding options for DSI common stock to be exercised effective as of the Closing Date.

                                    ARTICLE 6
                                COVENANTS OF ADLT

                  Section 6.1 PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. ADLT shall use its reasonable efforts to conduct its business in such a manner that, at the Closing, the representations and warranties of ADLT contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on, as of, and with reference to such date. ADLT shall promptly notify the Shareholders of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against ADLT or any subsidiary of ADLT. ADLT shall notify the Shareholders of any facts or circumstances as to which it obtains knowledge that cause any representation and warranty contained in Article 4 of this Agreement or relating to any matters required to be set forth in the related Schedules hereto to be untrue.

                  Section 6.2 FILINGS AND AUTHORIZATIONS. As promptly as practicable, ADLT shall make, or cause to be made, such filings and submissions under law, rules and regulations applicable to it, including the HSR Act, as may be required for it to consummate the purchase and transfer of the DSI Shares hereunder, and shall use its best efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Governmental Bodies necessary to be obtained by it.

                  Section 6.3 NOTICE OF CHANGES. During the Interim Period, ADLT shall deliver to the Shareholders copies of any material public disclosures made by ADLT.

                  Section 6.4 STOCK LEGENDS. After expiration of the Restricted Period, ADLT shall instruct its transfer agent to reissue to any Shareholder (or its permitted transferee), upon surrender of the certificates for their ADLT Shares, a certificate or certificates representing such Shareholder's

(or transferee's) ADLT Shares without the restrictive legend set forth on such certificate referring to the transfer restrictions set forth in Section 5.6 of this Agreement.

                  Section 6.5 STOCK OPTION PLAN. Within 30 days following the Closing Date, ADLT will amend its 1998 Incentive Award Plan to provide for the grant of awards of options for the purchase of at least 200,000 additional shares of ADLT Common Stock. To the extent required to permit options under such plan to be incentive stock options under the Code, ADLT will include approval of such stock option plan in its proxy statement for its 1998 annual meeting of shareholders. Within 30 days following the Closing Date, ADLT shall grant options to purchase not less than 200,000 shares of ADLT common stock to employees of DSI, as reasonably agreed between ADLT and the Principal Shareholders.

                  Section 6.6 EMPLOYEE BENEFITS. ADLT will maintain in force each DSI Plan which is in force on the date hereof until the first anniversary of the Closing Date, unless ADLT can provide improved benefit plans reasonably acceptable to DSI management; provided, however, that the DSI Profit Sharing Plan shall be amended to eliminate any preferential contributions and shall remain in effect to include contributions for the fiscal years ending June 30, 1998 and June 30, 1999.

                  Section 6.7 POST-CLOSING INDEMNIFICATION OF CERTAIN PERSONS.

                  (a) From and after the Closing, ADLT shall, and shall cause DSI to, indemnify, defend and hold harmless the present and former officers, directors, employees, agents and representatives of DSI (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Closing (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted or required under the California General Corporation Law (the "California Law") or other applicable state law (and shall also advance reasonable expenses as incurred to the fullest extent permitted under the California Law or other applicable state law, provided that the persons to whom expenses are advanced provide an undertaking to repay such advances contemplated by the California Law). ADLT agrees that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any claim, action, suit, proceeding or investigation (a "Claim") existing in favor of the Indemnified Parties as provided in DSI's Articles of Incorporation or By-Laws or other agreement or provisions, as in effect as of the date hereof, with respect to matters occurring through the Closing, shall survive the Closing and shall continue in full force and effect.

                  (b) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Closing) after the Closing (i) the Indemnified Parties may retain counsel satisfactory to them (subject to approval by ADLT and DSI, which approval will not be unreasonably withheld or delayed), (ii) ADLT and DSI shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received subject to the ability of ADLT and DSI to receive such information relative to the legal services provided as is customarily provided and reasonably requested by ADLT and DSI, and (iii) ADLT and DSI will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither ADLT nor DSI shall be liable for any settlement of any Claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.7, upon learning of any such Claim, shall notify ADLT (but the failure so to notify ADLT shall not relieve it from any liability which it may have under this Section 6.7 except to the extent such failure materially prejudices ADLT). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, as evidenced by the written opinion of counsel reasonably acceptable to ADLT and DSI, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

                  (c) This section 6.7 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of ADLT and DSI.

                  Section 6.8 DSI SECURITY CLEARANCES. Following the Closing, ADLT shall take reasonable actions to preserve DSI's facility security clearances, including, without limitation, assuring that the composition of the DSI board of directors complies with any applicable security clearance requirements and adopting resolutions of the ADLT board of directors relating to custody and disclosure of classified information.

                  Section 6.9 ACQUISITION. For a period of two (2) years following the Closing:

                  (a) ADLT shall not permit Acquisition to issue additional shares of stock that would result in ADLT losing control of Acquisition within the meaning of Section 368(c) of the Code;

                  (b) ADLT shall not liquidate Acquisition or merge Acquisition with another company (other than DSI) or sell or otherwise dispose of the stock of Acquisition if such liquidation, merger or disposition would cause the transactions contemplated by this Agreement to fail to satisfy continuity of proprietary interest as required by the regulations under Section 368 of the Code and the case law related thereto; and

                  (c) ADLT shall not permit Acquisition to sell or otherwise dispose of any of its assets or of any of the assets acquired from DSI, directly or indirectly, except for (i) dispositions made in the ordinary course of business, (ii) transfers of assets to a corporation all of whose outstanding stock is owned directly by Acquisition, (iii) transfers of assets by direct or indirect wholly-owned subsidiaries of Acquisition to other direct or indirect wholly-owned subsidiaries of Acquisition or (iv) such other dispositions which will not cause the transactions contemplated by this Agreement to fail to satisfy continuity of business enterprise as required by the regulations under
Section 368 of the Code and the case law related thereto.

                                    ARTICLE 7
                              CONDITIONS TO CLOSING

                  Section 7.1 MUTUAL CONDITIONS PRECEDENT. The obligations of ADLT, Acquisition and DSI to proceed with the Closing under this Agreement are subject to the fulfillment prior to the Closing of the following conditions:

                  (a) LITIGATION. No order of any Governmental Body shall be in effect which enjoins, restrains or prohibits the transactions contemplated hereby or that would limit or adversely affect ADLT's ownership of the DSI Shares or the merger contemplated by the Merger Agreement, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging any of the transactions contemplated by this Agreement or the Other Agreements or seeking monetary relief by reason of the consummation of such transactions.

                  (b) FILINGS. The filing and waiting period requirements of any applicable federal or state law or Governmental Body relating to the consummation of the transactions contemplated by this Agreement and the Other Agreements shall have been complied with.

                  Section 7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF ADLT. The obligation of ADLT to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by ADLT at ADLT's option):

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Principal Shareholders and DSI contained in Article 2 of this Agreement, and each of the representations and warranties of the Principal Shareholders contained in Article 3 of this Agreement, shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date.

                  (b) PERFORMANCE AND COMPLIANCE. The Principal Shareholders and DSI shall each have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing.

                  (c) NO MATERIAL ADVERSE CHANGE. Between the date of the Balance Sheet and the Closing Date, except as may be disclosed in this Agreement and the Schedules hereto, there shall have been no material adverse change in the financial condition, assets, Liabilities, net worth, Business or prospects of DSI, and no event or condition shall have occurred or exist that might be expected to cause such a change in the future.

                  (d) APPROVAL BY ADLT BOARD OF DIRECTORS. The Board of Directors of ADLT shall have approved this Agreement, the Other Agreements and the consummation of the transactions contemplated hereby and thereby.

                  (e) APPROVAL BY DSI SHAREHOLDERS. The shareholders of DSI shall have approved this Agreement and the Merger in the manner required by the California General Corporation Law.

                  (f) CLOSING DOCUMENTS. Receipt of the deliveries referred to in Section 1.10(a) and (b).

                  (g) CONSENTS. Receipt of evidence reasonably satisfactory to ADLT that the consents set forth in Schedule 2.6 have been obtained.

                  (h) MERGER CERTIFICATES. Receipt of evidence reasonably satisfactory to ADLT that the certificates required to be filed with the Secretary of State of the State of Ohio and the Secretary of State of the State of California to effect the Merger contemplated by the Merger Agreement shall have been delivered and accepted for filing.

                  (i) APPRAISAL RIGHTS. Appraisal rights as a result of the merger contemplated by the Merger Agreement shall be available with respect to no more than 110,000 shares.

                  (j) PRIVATE PLACEMENT. ADLT and its counsel shall be satisfied that the issuance of the ADLT shares pursuant to the Merger Agreement will not require the registration under the Securities Act or any state securities act.

                  (k) MERGER AGREEMENT. DSI shall have executed and delivered the Merger Agreement.

                  Section 7.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF DSI. The obligation of DSI to proceed with the Closing hereunder is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by DSI at DSI's option):

                  (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Receipt of evidence reasonably satisfactory to DSI that each of the representations and warranties of ADLT contained in Article 4 of this Agreement shall be true and correct in all material respects on, as of, and with reference to the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to such date, except with respect to Section 4.3 concerning the number of outstanding and reserved shares of stock, which number is likely to fluctuate prior to Closing.

                  (b) PERFORMANCE AND COMPLIANCE. Receipt of evidence reasonably satisfactory to DSI that ADLT and Acquisition shall each have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing and that ADLT and Acquisition shall each have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by the Other Agreements to which it is a party to be performed or complied with by it on or before Closing.

                  (c) NO MATERIAL ADVERSE CHANGE. Receipt of evidence reasonably satisfactory to DSI that, between September 30, 1997 and the Closing Date, there shall have been no material adverse change in the financial condition, assets, liabilities, net worth, business or prospects of ADLT and its subsidiaries taken as a whole, and no event or condition shall have occurred or exist that might be expected to cause such a change in the future.

                  (d) CLOSING DOCUMENTS. The Shareholders shall have received the deliveries referred to in Section 1.10(c).

                  (e) TAX DEFERRED TRANSACTION. The Principal Shareholders and their counsel shall be satisfied that the receipt of the ADLT Shares will not trigger payment of income tax on all or a portion of the value of the ADLT Shares.

                  (f) MERGER AGREEMENT. Acquisition shall have executed and delivered the Merger Agreement.

                                    ARTICLE 8
                                   TERMINATION

                  Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to Closing by: (i) mutual consent of ADLT, Shareholders holding a majority of the DSI Shares and DSI; (ii) ADLT, if any of the conditions specified in Sections 7.1 or 7.2 hereof shall not have been fulfilled by March 31, 1998 and shall not have been waived by ADLT, (iii) ADLT if DSI does not consent to environmental testing which ADLT requested pursuant to Section 5.2,
(iv) ADLT, at any time prior to the earlier of (I) the fifth business day following the last delivery of any schedule pursuant to Section 5.8 or (II) the Closing Date, if the substance of any such schedule is not satisfactory to ADLT; or (v) DSI, if any of the conditions specified in Sections 7.1 or 7.3 hereof shall not have been fulfilled by March 31, 1998 and shall not have been waived by DSI. Nothing in this Section 8.1 shall be construed as excusing the breach of any obligation under this Agreement or as limiting the remedies which may be available to any non-breaching party in respect of such breach. Notwithstanding the foregoing, in the event that this Agreement is terminated by one party hereto pursuant to clause (ii) or (v) of the first sentence of this Section solely as a result of a breach by another party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then neither party shall have any liability to the other hereunder. Any dispute arising under this
Section 8.1 shall be resolved by arbitration in accordance with the rules of the American Arbitration Association in the City of San Francisco, California using three arbitrators, one being chosen by Shareholders holding a majority of the DSI Shares, one being chosen by ADLT and the third being chosen by the other two arbitrators. In the event of any termination, other than (A) a termination pursuant to (iii) above or (B) a termination by reason of the breach of any representation by warranty by DSI or any Shareholder, or the failure by DSI or any Shareholder to perform any obligation pursuant to this Agreement or any Other Agreement, ADLT shall promptly pay DSI $600,000, less any expenses paid by ADLT on behalf of DSI pursuant to Section 10.12 hereof.

                                    ARTICLE 9
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                  Section 9.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing, but no claim may be made with respect to any breach of any representation or warranty hereunder after June 30, 1999; provided, however, that claims for breach of the representations and warranties contained in Sections 2.10, 2.18 and 2.25 and claims for breach of any representations and warranties relating to title may be made at any time during the period of the applicable statute of limitations relating to the subject matter thereof plus 90 days. If, prior to Closing, any party learns of any fact or circumstance that would cause a representation or warranty of the other party or parties to be untrue, incorrect or breached and proceeds with the Closing, such discovering party shall be deemed to have waived any claim for indemnification against the other party or parties with respect to such fact or condition.

                  Section 9.2 INDEMNIFICATION BY THE SHAREHOLDERS. Subject to
Section 9.6 below, the Principal Shareholders, severally but not jointly, shall indemnify, defend, save and hold ADLT and Acquisition and their respective officers, directors, employees, Affiliates and agents (including, after Closing, DSI) (collectively, "ADLT Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "ADLT Damages") asserted against, imposed upon, resulting to or incurred by any of the ADLT Indemnitees, directly or indirectly, in connection with, or arising out of, or resulting from
(i) a breach of any of the representations and warranties made by the Principal Shareholders or DSI in Article 2 of this Agreement, except as set forth above in
Section 9.1, (ii) a breach of any of the representations and warranties of the Principal Shareholders in Article 3 except that, with respect to Article 3, each Principal Shareholder will be severally responsible only for his own representations and warranties or (iii) a breach of any of the covenants or agreements made by the Principal Shareholders, or a breach of any of the covenants or agreements of DSI, to be completed before the Closing, in or pursuant to this Agreement and in any Other Agreement to which any Principal Shareholder or DSI is a party; PROVIDED, HOWEVER, that (a) none of the ADLT Indemnitees shall have any claim for indemnification pursuant to subsection (i) of this Section (except representations and warranties contained in Section 2.10, 2.18, 2.23, 2.25, and relating to title) and related expenses unless and until the aggregate amount of all such claims exceeds $500,000, from and after which time the Principal Shareholders shall be responsible for claims only to the extent of such excess and (b) in no event shall the Principal Shareholders' liability for ADLT Damages exceed, in the aggregate, $2,000,000. Any claim for such liability of any Principal Shareholder may be satisfied by the delivery to ADLT of that number of ADLT Shares determined by dividing the amount of the liability by the greater of (A) $24 or (B) the closing price of the ADLT Shares on NASDAQ on the last trading date prior to such delivery. The Liability of each Principal Shareholder with respect to any claim for indemnity shall be equal to the Principal Shareholder's Pro Rata Share, provided, however, that each Principal Shareholder shall be entirely responsible for any violation of his own representations contained in Article 3. As used herein, Pro Rata Share means, with respect to any Principal Shareholder, the number of DSI Shares held by such Principal Shareholder, as set forth on Schedule 1.10A, divided by 805,000.

                  Section 9.3 INDEMNIFICATION BY ADLT. Subject to Section 9.6 below, ADLT shall indemnify, defend, save and hold the Shareholders harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses, including reasonable attorneys' fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Shareholder Damages") asserted against, imposed upon, resulting to or incurred by any of the Shareholders, directly or indirectly, in connection with, or arising out of, or resulting from (i) a breach of any of the representations and warranties made by ADLT in this Agreement, except as set forth above in Section 9.1, or (ii) a breach of any of the covenants or agreements made by ADLT in or pursuant to this Agreement and in any Other Agreement to which ADLT or Acquisition is a party; PROVIDED, HOWEVER, that the Shareholders shall have no claim for indemnification pursuant to subsection (i) of this Section (except representations and warranties contained in Section 4.8) and related expenses unless and until the aggregate amount of all such claims against ADLT exceeds $500,000, from and after which time ADLT shall be responsible for claims only to the extent of such excess.

                  Section 9.4 NOTICE OF CLAIMS. If any ADLT Indemnitees or Shareholder (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any ADLT Damages or Shareholder Damages ("Damages") for which it is entitled to indemnification under this Article 9, or if any legal, governmental or administrative proceeding which may result in such damages is threatened or asserted (including any written notice from any taxing authority), such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section 9.4 shall not affect any of such party's rights under this Article 9 except to the extent such failure is actually prejudicial to the rights or obligations of the Indemnifying Party.

                  Section 9.5 THIRD PARTY CLAIMS. In case any legal, governmental or administrative proceeding which may result in such Damages is instituted, threatened or asserted (including any written notice from any taxing authority) by or against a third party with respect to which an Indemnified Party intends to claim any Damages and the Indemnified Party notifies the Indemnifying Party of such proceeding as provided in Section 9.4, the Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Article 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all Liability on any claims that are the subject matter of such proceeding.

                  Section 9.6 LIMITATION ON DAMAGES; INSURANCE; ETC. In determining Damages hereunder, (i) each Indemnified Party shall be required to pursue all valid claims against any insurance carrier providing coverage with respect to the matter giving rise to such Damages, and Damages shall be computed net of any insurance proceeds received by the Indemnified Party with respect thereto under policies (which are not retrospectively rated or issued by Affiliates of the Indemnified Party) which reduces the Damages which would otherwise be sustained, (ii) if such Damages arise out of matters concerning any customers of DSI, DSI shall use its best efforts to pursue its rights and remedies against such customers (without litigation or arbitration), (iii) if such Damages arise out of matters involving Persons other than customers of DSI and DSI has indemnification rights against such Persons, then DSI shall permit the Shareholders, at the Shareholders' expense, to pursue any and all remedies against such Persons and the Shareholders shall be entitled to the proceeds thereof to the extent that the Shareholders have provided indemnity in respect of such Damages; provided, however, that no such requirement shall delay the Shareholders' obligations to indemnify ADLT or DSI hereunder (except that the indemnification obligation hereunder shall be delayed if and to the extent that the applicable insurance company under clause (i) above assumes the defense or acknowledges liability) and (iv) damages shall not include any amount for special or consequential damages for the party seeking indemnification.

                  Section 9.7 GOOD FAITH EFFORT TO SETTLE DISPUTES. The parties agree that, prior to commencing any litigation against the other concerning any matter with respect to which such party intends to claim a right of indemnification in such proceeding, Lee Bartolomei and the chief executive officer of ADLT shall meet in a timely manner and attempt in good faith to negotiate a settlement of such dispute during which time such individuals shall disclose to the other Principal Shareholders all relevant information relating to such dispute.

                  Section 9.8 SOLE REMEDY. The right to indemnification provided for in this Article 9 shall be the sole and exclusive remedy of any party hereto in connection with any breach by any other party of the representations or warranties in this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

                  Section 10.1 CONSTRUCTION. As used herein, unless the context otherwise requires: (i) the terms defined herein shall have the meaning set forth herein for all purposes; (ii) references to "Article" or "Section" are to an article or section hereof; (iii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iv) "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (v) "writing," "written" and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (vi) "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof or attachment hereto;
(vii) references to any gender include references to all genders, and references to the singular include references to the plural and vice versa; (viii) references to an agreement or other instrument or law, statute or regulation are referred to as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision) and all regulations, rulings and interpretations promulgated pursuant thereto; (ix) the preliminary statements made on page 1 hereof are incorporated herein and made a part hereof;
(x) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; (xi) the deadline for all deliveries and notices hereunder shall be determined by reference to the local time of the place such delivery or notice is properly made; and (l) all currency references herein are to U.S. dollars.

                  Section 10.2 NOTICES. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second day after mailing, if sent by registered or certified mail, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) when received, if sent by prepaid overnight carrier, with a record of receipt, or (iv) the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                  (a)       if to ADLT, to:

                           Advanced Lighting Technologies, Inc.
                           2307 East Aurora Road Suite 1
                           Twinsburg, Ohio 44087
            with a copy to:

            Cowden, Humphrey & Sarlson Co., L.P.A.
            1414 Terminal Tower
            50 Public Square
            Cleveland, Ohio 44113

   (b)      if to the Principal Shareholders, to:

            Lee Bartolomei
            Frances and John Aguilera, Jr. 1992 Trust, John Aguilera, Trustee Michael Robbins
            James Brosnan
            Norman Boling
            At the addresses set forth on Schedule 1.10A with a copy to:

            Sonnenschein Nath & Rosenthal
            685 Market Street
            San Francisco, CA 94105
            Attention: Robin M. Edwards, Esq.

   (c)      If to DSI, to:

            Deposition Sciences, Inc.
            386 Tesconi Court
            Santa Rosa, CA 95401
            Attention: Mr. Lee Bartolomei

            with a copy to:

            Sonnenschein Nath & Rosenthal
            685 Market Street
            San Francisco, CA 94105
            Attention: Robin M. Edwards, Esq.

       Section 10.3 SUCCESSORS AND ASSIGNS. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

       Section 10.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its conflict of law doctrines.

       Section 10.5 NO ASSIGNMENT. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that ADLT may assign its rights hereunder to any direct or indirect wholly owned subsidiary of ADLT, so long as ADLT remains fully liable hereunder.

                  Section 10.6 APPROVALS AND ACTIONS BY THE SHAREHOLDERS. Whenever any approval or action by the Shareholders is required or permitted pursuant to this Agreement, or any Other Agreement, including any consent, waiver or amendment, such approval or action shall be sufficient if it is made by Shareholders holding (or who held prior to the Closing) a majority of the DSI Shares, and such approval or action shall be binding on all Shareholders.

                  Section 10.7 AMENDMENT AND WAIVER; CUMULATIVE EFFECT. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (i) extend the time for the performance of any of the obligations of any other party or waive any inaccuracies in representations by any other party, (ii) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (iii) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement where otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

                  Section 10.8 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, other than the Confidentiality Agreement dated December 5, 1997 between DSI and ADLT.

                  Section 10.9 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  Section 10.10 NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of Section 9.2 relating to ADLT Indemnitees, which are intended to benefit such indemnitees.

                  Section 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

                  Section 10.12 EXPENSES. ADLT shall be responsible for all of its costs and expenses in connection with this Agreement and the transactions contemplated hereby. DSI shall be responsible for all of the costs and expenses of DSI and the Shareholders in connection with this Agreement and the transactions contemplated hereby; provided, however, ADLT may, in its sole discretion, advance any such amounts on behalf of DSI and any termination payment required pursuant to Section 8.1 shall be reduced by the aggregate amount of such advances.

                  Section 10.13 ARBITRATION. Except as provided in Section 8.1, any dispute arising under this Agreement shall be resolved by arbitration in accordance with the rules of the American Arbitration Association in the City of Cleveland, Ohio using three arbitrators, one being chosen by Shareholders holding a majority of the DSI Shares, one being chosen by ADLT and the third being chosen by the other two arbitrators (collectively, the "Arbitrators"). The decision by the Arbitrators of any dispute shall be binding on the parties for all purposes. In addition to any other contractual remedy granted in any such arbitration, the Arbitrators shall grant the prevailing party its reasonable costs and legal fees incurred in connection with the arbitration proceeding.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                           ADVANCED LIGHTING TECHNOLOGIES, INC.

                           By: /s/
                              ---------------------------------------------
                               Wayne R. Hellman, CEO

                           ADVANCED ACQUISITIONS, INC.

                           By: /s/
                              ---------------------------------------------
                               Wayne R. Hellman, President


                           DEPOSITION SCIENCES, INC.

                           By: /s/
                              ---------------------------------------------
                               Lee Bartolomei, CEO


                               /s/
                               Lee Bartolomei, Shareholder


                            FRANCES AND JOHN AGUILERA, JR.
                             1992 TRUST, Shareholder

                           By: /s/
                              ---------------------------------------------
                               John Aguilera, Trustee


                               /s/
                           ------------------------------------------------
                               Michael Robbins, Shareholder


                               /s/
                           ------------------------------------------------
                               James Brosnan, Shareholder


                               /s/
                           ------------------------------------------------
                               Norman Boling, Shareholder

                                    CONSENTS

         I, the undersigned, being the spouse of a Principal Shareholder, have read and clearly understand the foregoing Agreement and Plan of Reorganization ("Agreement") which has been executed by my spouse. I recognize that under the terms of said Agreement, for a period of one year following the merger, the shares of Advanced Lighting Technologies, Inc. common stock, including any interest therein which may be owned by or with me as surviving spouse as community property, are subject to transfer restrictions in accordance with the provisions of said Agreement and that my spouse has certain indemnity obligations.

         Being fully convinced of the reasonableness of the Agreement, I hereby approve and consent to said Agreement and hereby agree to be bound by its provisions.

Dated:     January 9, 1998                    /s/
      ---------------------------       -----------------------------------------------
                                              Spouse of Lee Bartolomei, Shareholder


Dated:     January 9, 1998                    /s/
      ---------------------------       -----------------------------------------------
                                              Spouse of Michael Robbins, Shareholder


Dated:     January 9, 1998                    /s/
      ---------------------------       -----------------------------------------------
                                              Spouse of James Brosnan, Shareholder


Dated:     January 9, 1998                    /s/
      ---------------------------       -----------------------------------------------
                                              Spouse of Norman Boling, Shareholder


         The undersigned, being the grantors and/or primary beneficiaries of a Principal Shareholder, have read and clearly understand the foregoing Agreement and Plan of Reorganization ("Agreement") which has been executed by the Frances and John Aguilera, Jr. 1992 Trust. I recognize that under the terms of said Agreement, for a period of one year following the merger, the shares of Advanced Lighting Technologies, Inc. common stock, including any interest therein which may be owned by or with me as a grantor and/or primary beneficiary, are subject to transfer restrictions in accordance with the provisions of said Agreement and that the Trust has certain indemnity obligations.

         Being fully convinced of the reasonableness of the Agreement, I hereby approve and consent to said Agreement and hereby agree to be bound by its provisions.

Dated:     January 9, 1998                    /s/
      ---------------------------       -----------------------------------------------
                                              John Aguilera

Dated:     January 9, 1998                    /s/
      ---------------------------       -----------------------------------------------
                                              Frances Aguilera

                                                      CH&S DRAFT-January 7, 1998

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


                  AGREEMENT AND PLAN OF MERGER entered into this 26th day of January, 1998 (the "Merger Agreement") between Deposition Sciences, Inc., a California corporation ("DSI") and Advanced Acquisitions, Inc., an Ohio corporation ("Acquisition").

                  WHEREAS, the authorized capital stock of Acquisition consists of 1,000 shares of Common Stock, par value $1.00 per share, ("Acquisition Common Stock"), of which one hundred shares are issued and outstanding;

                  WHEREAS, the authorized capital stock of DSI consists of 5,000,000 shares of Common Stock, of which 1,108,900 shares are issued and are outstanding and an additional 4,500 shares are expected to be issued and outstanding on the Effective Date ("DSI Common Stock") and 2,000,000 shares of preferred stock, none of which is issued or outstanding;

                  WHEREAS, prior to the execution of this Merger Agreement (this "Agreement"), DSI, Acquisition and Advanced Lighting Technologies, Inc., an Ohio corporation, ("ADLT"), owner of all the issued and outstanding shares of Acquisition Common Stock, have entered into an Agreement and Plan of Reorganization (the "Plan") which, among other things, provides that ADLT will issue and deliver to the Exchange Agent (as hereinafter defined) on the Effective Date (as hereinafter defined) $14,501,260.62 and that number of fully paid and nonassessable shares of Common Stock of ADLT, par value $.001 per share ("ADLT Common Stock"), required to consummate the merger in accordance with the provisions of this Agreement and the Plan, and which sets forth certain other representations, warranties and agreements in connection with the transactions contemplated hereby and by the Plan; and

                  WHEREAS, the parties deem it advisable and in the best interests of such corporations and their shareholders that DSI be merged with and into Acquisition and desire to state herein the terms and conditions of such merger, the mode of carrying the same into effect, the cash and securities which the holders of the shares of DSI Common Stock are to receive in exchange for such shares upon the merger and certain other details and provisions of the merger.

                  NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties agree as follows:

                  1. EFFECTIVE DATE. As soon as practicable after the conditions precedent to the obligations of the parties to effect the merger set forth in the Plan have been fulfilled or waived, including without limitation the required approval of this Agreement by the shareholders of DSI and the Directors of ADLT, Certificates of Merger shall be executed in accordance with the provisions of the Ohio General Corporation Law and the California General Corporation Law and filed in the offices of the Secretary of State of the State of Ohio and the Secretary of State of the State of California. The merger contemplated by this Agreement shall become effective immediately upon such filings. When used in this Agreement, the term "Effective Date" shall mean the date on which such filings are made.

                  2. MERGER. On the Effective Date, DSI shall be merged with and into Acquisition and the separate corporate existence of DSI shall cease. Acquisition shall be and is hereinafter sometimes referred to as the "Surviving Corporation" and shall continue to be governed by the laws of the State of Ohio.

                  3. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. On the Effective Date, Article First of the Articles of Incorporation of Acquisition as in effect immediately prior to the Effective Date shall automatically be amended to read as follows:

                  "First. The name of the corporation is: Depositions Sciences, Inc." The Articles of Incorporation of Acquisition, amended as provided above, shall constitute the Articles of Incorporation of the Surviving Corporation and shall remain unchanged until further amended in accordance with the provisions thereof and applicable law.

                  On the Effective Date, the By-laws of Acquisition shall be and remain the Code of Regulations of the Surviving Corporation, until altered, amended or repealed.

                  4. CONVERSION AND EXCHANGE OF SHARES.

                  (a) Each share of DSI Common Stock issued and outstanding on the Effective Date (other than the Shares of DSI Common Stock owned by ADLT) shall, by virtue of the merger and without any action by the holder thereof, be converted into (i) the right to receive $13.024 and (ii) .53889 shares of ADLT Common Stock, fully paid and nonassessable, which shares shall be subject to the following restrictions on transfers which shall be set forth on the certificates therefor.

                  THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS PROHIBITED, SUBJECT TO LIMITED EXCEPTIONS, FOR A PERIOD OF ONE YEAR FOLLOWING ISSUANCE, BY CERTAIN TERMS AND CONDITIONS CONTAINED IN AN AGREEMENT AND PLAN OF REORGANIZATION DATED JANUARY 9, 1998 (THE "AGREEMENT").

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES ACT. ACCORDINGLY, THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR THE AVAILABILITY OF AN EXEMPTION UNDER THE

ACT AND SUCH STATE SECURITIES ACT(S) AS MAY BE APPLICABLE. THE HOLDER OF THIS CERTIFICATE IS NOT TO SELL, MAKE ANY SHORT SALE OF, LOAN, HYPOTHECATE, PLEDGE, GRANT ANY OPTION FOR THE PURCHASE OF OR OTHERWISE DISPOSE OF THE SHARES REPRESENTED BY THIS CERTIFICATE, EXCEPT IN ACCORDANCE WITH THE AGREEMENT.

                  THE CORPORATION WILL REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE CORPORATION AS TO COMPLIANCE WITH THE AGREEMENT AND APPLICABLE SECURITIES LAWS BEFORE ITS TRANSFER AGENT WILL TRANSFER ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE ON ITS SHAREHOLDER RECORDS.

                  A STATEMENT OF THE EXPRESS TERMS OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION AND A COPY OF SUCH EXPRESS TERMS WILL BE MAILED TO A SHAREHOLDER WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

                  (b) On and after the Effective Date, each holder on the Effective Date of a certificate or certificates theretofore representing shares of issued and outstanding DSI Common Stock shall, upon the surrender of each such certificate or certificates to ADLT or an agent appointed by ADLT (the "Exchange Agent"), be entitled to receive in exchange therefor (a) a certificate or certificates representing the number of whole shares of ADLT Common Stock into which the DSI Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as hereinabove provided and (b) $13.024, without interest thereon, for each certificate so surrendered. From and after the Effective Date, until so surrendered, each certificate theretofore representing DSI Common Stock shall be deemed for all corporate purposes, except as set forth below, to evidence the number of whole shares of ADLT Common Stock into which such shares shall have been converted. Unless and until any such certificate shall be so surrendered, the holder of such certificate shall not have any right to receive payment of any dividends on such shares of ADLT Common Stock payable to the holders of record thereof after the Effective Date. Upon the surrender of his certificate representing DSI Common Stock, the holder thereof shall receive, together with certificates representing the shares of ADLT Common Stock and cash, without interest thereon, to which he shall be entitled, the amount of all dividends which shall have become payable to holders of record of ADLT Common Stock after the Effective Date with respect to such shares of ADLT Common Stock, without interest hereon. All ADLT Common Stock, cash and dividends unclaimed at the end of six years from the Effective Date shall be released or repaid by the Exchange Agent to ADLT, after which the holders of the shares not receiving payment of such dividends shall become general creditors only of ADLT for payment thereof, subject to applicable escheat, abandoned property or other laws.

                  (c) No fractional shares of ADLT Common Stock and no scrip or certificate therefor shall be issued in connection with the merger. Instead, each holder of record at the Effective

Date of shares of DSI Common Stock entitled to a fractional interest arising from the conversion of such shares shall receive from ADLT $24 times the amount of such fractional interest.

                  (4) Each share, if any, of DSI Common Stock owned by ADLT at the Effective Date shall automatically be canceled and shall not be converted into or exchanged for ADLT Common Stock.

                  (5) Each share, if any, of DSI Common Stock held in DSI's treasury at the Effective Date shall automatically be canceled and shall not be converted into or exchanged for ADLT Common Stock.

                  (6) On the Effective Date, each issued and outstanding share of Acquisition Common Stock shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into and be deemed to become one share of Common Stock of the Surviving Corporation, fully paid and nonassessable.

                  5. OFFICERS AND DIRECTORS. On the Effective Date, the officers and directors of the Surviving Corporation will be as designated by ADLT prior to the Effective Date; and such officers and directors will hold office until the next annual meeting of the Surviving Corporation and until their successors have been duly elected and qualified.

                  6. EFFECT OF MERGER. The effect of the merger shall be as described in Section 1701.82 of the Ohio General Corporation Law and in Section 1107 of the California General Corporation Law.

                  7. OBLIGATIONS OF DSI. The obligations of DSI to consummate this Agreement and to perform the transactions contemplated to be performed by it hereby are subject to the fulfillment on or prior to the Effective Date of the conditions which are contained in Sections 7.1 and 7.3 of the Plan.

                  8. OBLIGATIONS OF ACQUISITION. The obligations of Acquisition to consummate this Agreement and to perform the transactions contemplated to be performed by it hereby are subject to the fulfillment on or prior to the Effective Date of the conditions which are contained in Sections 7.1 and 7.2 of the Plan.

                  9. TERMINATION. This Agreement may be terminated by DSI and/or Acquisition, respectively under the same circumstances, conditions and terms provided in Section 8.1 of the Plan providing for the termination of the Plan by DSI and/or Acquisition, respectively.

                  10. AMENDMENTS. This Agreement may be amended with the approval of the Boards of Directors of the parties at any time before or after the approval hereof by their respective shareholders, but after any such approval no amendment shall be made which substantially and adversely changes the terms hereof as to any party without the approval of the shareholders of such party.

                  11. EXTENSION; WAIVER. At any time prior to the Effective Date, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document or instrument delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver by a party shall be valid only if set forth in an instrument in writing duly executed and delivered on behalf of such party.

                  IN WITNESS WHEREOF, pursuant to the approval and authority duly given by their respective Boards of Directors, the parties have each caused this Agreement and Plan of Merger to be executed on its behalf by its President and attested by its Secretary or Assistant Secretary, all as of the day first above written.

ATTEST:                             DEPOSITION SCIENCES, INC.


                                    By:
------------------------------         --------------------------------------
         Secretary                                    President


ATTEST:                             ADVANCED ACQUISITIONS, INC.


                                     By:
------------------------------         --------------------------------------
         Secretary                                    President

                          EXHIBIT B TO MERGER AGREEMENT

                                 GENERAL RELEASE

                  WHEREAS, the undersigned desires to induce Advanced Lighting Technologies, Inc. ("ADLT") to cause its subsidiary, Advanced Acquisitions, Inc. ("Acquisition") to merge with Deposition Sciences, Inc. ("DSI"), pursuant to that certain Agreement and Plan of Reorganization (the "Agreement") by and among DSI, the undersigned and the other principal shareholders of DSI and ADLT.

                  WHEREAS, the execution and delivery of this General Release is a condition precedent to the obligation of ADLT and Acquisition to complete the merger.

                  For and in consideration of the premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, individually, hereby releases, discharges, and acquits DSI, its representatives, including, without limitation, its agents, employees, directors, officers, attorneys, assigns and successors, whether now employed or previously employed, and each of them (collectively, "Releasees"), of and from any and all claims, demands, sums of money, actions, rights, causes of action, obligations and liabilities of any kind whatsoever which the undersigned had or claims to have had, hereafter may have or assert to have, with respect to any event occurring prior to or on the date hereof whether arising out of the undersigned's status as shareholder, officer or employee of DSI or otherwise, provided, however, that this General Release does not release DSI from any obligation under the Agreement, any of the Other Agreements (as such term is defined in such Agreement) or the employment agreement of even date herewith between the undersigned and DSI, or any transaction contemplated thereby.

                  The undersigned acknowledges and represents that he has read and understands this General Release and has been advised by counsel of his own choice with respect to the consequences of the execution of this General Release.

                  This release shall inure to the benefit of DSI and the Releasees and shall be binding upon the undersigned and the undersigned's assigns and representatives.


-----------------------------    --------------------------------------------
         Date                    Name:
                                      ---------------------------------------

                                 Spousal Consent:

                                 Consented to this _____ day of January, 1998

                                 Name:
                                      -----------------------------------------

CONFIDENTIAL                                       CH&S Draft -January 7, 1998


                                    EXHIBIT C
                                       TO
                                MERGER AGREEMENT


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT entered into and effective as of January ___, 1998, among DEPOSITION SCIENCES, INC., an Ohio corporation formerly known as DSI Acquisition, Inc. ("DSI") ("EMPLOYER") and __________________________
("EMPLOYEE");

                                   WITNESSETH:

         WHEREAS, DSI is the surviving corporation of a merger between DSI and Deposition Sciences, Inc., a California corporation ("Old DSI"); and

         WHEREAS, DSI and Employee desire to terminate any and all prior agreements, whether oral or written, between Old DSI and Employee relating to Employee's employment; and

         WHEREAS, DSI and Employee desire to enter into an Employment Agreement as set forth herein below to ensure DSI of the services of Employee as ______________ of DSI, and to set forth the rights and duties of the parties hereto,

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. TERMINATION OF PRIOR AGREEMENTS. DSI and Employee hereby terminate any and all prior agreements, whether oral or written, between Old DSI and Employee relating to Employee's employment.

2.       EMPLOYMENT.

         (a) DSI hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

         (b) During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Employee shall devote his full business time to his employment and shall perform diligently such duties as are, or may be, required by the Board of Directors of DSI and the Board of Directors of ADLT or their designee, which duties shall be within the bounds of reasonableness and acceptable business standards and ethics.

         (c) During the term of this Employment Agreement, Employee shall not, without the prior written consent of DSI, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of DSI or any subsidiary or affiliate of DSI, including but not limited to ADLT.

3.       TERM AND POSITION.

         (a) Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of the date hereof and shall continue for a term of two years from such date, subject, however, to the provisions of Section 6.

         (b) Employee shall serve as _________ of DSI reporting to ____________, and in such offices or positions with ADLT and DSI as shall be agreed upon by Employee and the Board of Directors of DSI or the Board of Directors of ADLT, as the case may be, without, however, any change in Employee's compensation (but such offices or positions shall be consistent with the office and position stated herein).

         (c) The principal business office of Employee shall be in____________. Employee shall not be required to relocate without Employee's consent.

4.       COMPENSATION.

         (a) Subject to the provisions of this Employment Agreement, for all services which Employee may render to DSI or ADLT during the term of this Employment Agreement, Employee shall receive a salary at the rate of _______________ Dollars ($_____) per annum for the first year of this Agreement, which shall be payable in equal, consecutive biweekly installments.

         (b) Provided that Employee satisfactorily performs his services under this Employment Agreement, Employee shall be entitled to salary increases from time to time as determined by the Compensation Committee of ADLT.

         (c) Provided that Employee has satisfactorily performed his services under this Employment Agreement, Employee shall be eligible for bonuses from time to time as determined by the Compensation Committee of ADLT.

5.       OTHER BENEFITS.

         During the term of this Employment Agreement, Employee shall be entitled to such vacation privileges, life insurance, medical and hospitalization benefits, the use of an automobile and such other benefits as are typically provided to other executives of ADLT and its subsidiaries in comparable positions; provided, however, that such benefits shall be not less valuable to Employee than those benefits provided by Employer in the recent past, provided that, on or after January 1, 1999, any benefit reduction to executive officers of ADLT may be applied to Employee's benefits.

6.       TERMINATION AND FURTHER COMPENSATION.

         (a) The employment of Employee under this Employment Agreement, for the term thereof, may be terminated by the Board of Directors of DSI or ADLT for cause at any time. For purposes hereof, the term "cause" shall mean:

                  (i) Employee's fraud, dishonesty, willful misconduct or gross negligence in the performance of his duties hereunder; or

                  (ii) Employee's material breach of this Agreement, in whole or in part.

                  Any termination by reason of the foregoing shall not be in limitation of any other right or remedy DSI may have under this Employment Agreement or otherwise.

         (b) In the event of (i) termination of the Employment Agreement for any of the reasons set forth in Subparagraph (a) of this
                  Section 6, or (ii) if Employee shall voluntarily terminate his employment hereunder prior to the end of the term of this Employment Agreement other than for "good reason" (as defined below), then in either event Employee shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. In the event the Employee voluntarily terminates this Agreement, Employee shall provide 30 days' prior written notice to DSI of such voluntary termination.

         (c) In the event that DSI terminates Employee's employment without "cause" (as defined herein above) or Employee terminates employment with "good reason" (as defined below) prior to the end of the term of this Employment Agreement, then Employee shall be entitled to all salary, medical and other benefits for the remainder of the term of this Employment Agreement all upon the terms and as set forth herein. At the conclusion of the term of this Employment Agreement, all salary, medical and other benefits as set forth herein shall cease, except as otherwise provided by law. Employee shall have no other rights and remedies except as set forth in this Section 6. For purposes hereof, the term "good reason" shall mean (i) without the express written consent of Employee, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities or (ii) a material breach of this Agreement by DSI or ADLT (including without limitation any relocation or change of title without consent).

         (d) In the event of Employee's death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be terminated and Employee or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Employee hereunder up to and including the date of death or permanent disability, and any benefits under any insurance policies or other plans.

         (e) "Permanent disability" means the inability of Employee to perform the essential job functions of his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

         (f) In the event this Employment Agreement is terminated with cause, before the end of the term, DSI may, in its sole discretion, notify Employee that DSI intends to continue to pay all compensation, benefits and monies due under the terms of the Employment Agreement for the remainder of the term. In such event, and provided DSI continues to make such payments, Employee shall continue to be bound by the terms of the non-competition provisions in Section 7 hereof.


7.       COVENANTS REGARDING NON-COMPETITION AND CONFIDENTIAL INFORMATION.

         (a) Recognizing that Employee will have been involved as an executive officer of DSI, an affiliate of ADLT, and that DSI and its affiliates, including ADLT, are engaged in the supply of products and/or services in every state of the United States and internationally:

                  (i) Upon termination of his employment, for any reason, Employee agrees that he will not, for a period of two years immediately following such termination, engage, in the United States or in any country where DSI conducts business, either directly or indirectly, or on behalf of another as an employee, agent, consultant, principal, substantial shareholder or investor, partner or officer of any entity, in any business of the type and character or in competition with the business carried on by DSI (as conducted on the date Employee ceases to be employed by DSI in any capacity).

                  (ii) Employee will not, for a period of two years immediately following the termination of his employment, either directly or indirectly, or on behalf of another as an employee, agent, consultant, principal, substantial shareholder or investor, partner or officer of any entity, recruit, hire or otherwise entice any employees of DSI, ADLT or their affiliates to leave the Employer.

                  (iii) Employee will not disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of DSI, ADLT or their affiliates, the customer lists, manufacturing methods, product research or engineering data or other trade secrets of DSI, ADLT or any of their affiliates, it being acknowledged by Employee that all such information regarding the business of DSI, ADLT or their affiliates developed, compiled or obtained by or furnished to Employee while

                           Employee shall have been employed by or associated with DSI, ADLT or their affiliates is confidential information and DSI's, ADLT's or their affiliates' exclusive property. Employee's obligations under this
                           Section 7(a)(iii) will not apply to any information which (A) is known to the public other than as a result of Employee's acts or omissions, (B) is approved for release, in writing, by the Company, (C) is disclosed to Employee by a third party without restriction, or (D) Employee is legally required to disclose.

         (b) Employee expressly agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Employee's violation of any legally enforceable provision of this Section 7, DSI shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit DSI's remedies at law or in equity for any breach by Employee of any of the provisions of this Section 7 which may be pursued or availed of by DSI or any of its affiliates including but not limited to ADLT.

         (c) In the event Employee shall violate any legally enforceable provision of this Section 7 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

8.       RENEWAL.

         Not later than six (6) months prior to the termination of the original or any renewal term of this Agreement, Employer shall be entitled to notify Employee whether it desires to renew this Employment Agreement with Employee for an additional period of one (1) year, which notice, if given, shall contain the compensation and other benefits proposed to be paid and provided to Employee by Employer. For a period of thirty (30) days after receipt of such notice, Employee shall have the option to accept such offer of renewal or, in the alternative, shall be entitled to consult with Employer with respect to different compensation and/or benefits to be paid and provided to Employee by Employer during said renewal period of employment. If at the end of said thirty
(30) day period Employee and Employer are unable to agree, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed to by the parties. In the event, however, that Employer does not timely notify Employee of its desire to renew this Employment Agreement, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed upon by the parties.

9.       SEVERABLE PROVISIONS.

         The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

10.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration by a single arbitrator in the City of San Francisco, State of California, in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. The Arbitrator shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; PROVIDED, HOWEVER, that nothing in this Section 10 shall be construed so as to deny DSI the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Employee of any of his covenants contained in Section 7 hereof.

11.      NOTICES.

         (a) Each notice, request, demand or other communication ("Notice") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending a copy thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the fifth business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

         (b) If a Notice is to DSI, then such Notice shall be addressed to Deposition Sciences, Inc., attention of the Board of Directors.

         (c) If a Notice is to Employee, then such Notice shall be addressed to Employee at his home address last known on the payroll records of DSI.

12.      WAIVER.

         The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

13.      MISCELLANEOUS.

         This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

14.      GOVERNING LAW.

         This Employment Agreement shall be governed by and construed according to the laws of the State of California.

                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement on the day and year first set forth above.


WITNESS:                             DEPOSITION SCIENCES, INC.

By:                                  By:
   ---------------------------          ----------------------------------
Name:                                Name:
     -------------------------            --------------------------------
                                     Its:
                                         ----------------------------------

WITNESS:

By:
   ---------------------------       --------------------------------------

Name:                                             EMPLOYEE
     -------------------------

                                                  CH&S Draft -  January 7, 1998


                                    EXHIBIT F
                                       TO
                                MERGER AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is entered into as of the ___ day of January, 1998, by and among ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "COMPANY"), LEE BARTOLOMEI, ____________ TRUST, MICHAEL ROBBINS, JAMES BROSNAN and NORMAN BOLING (individually referred to as "SHAREHOLDER" and collectively, as "SHAREHOLDERS");

                                   WITNESSETH:

         WHEREAS, the Company, DSI Acquisition, Inc. and Deposition Sciences, Inc. ("DSI") and the Shareholders have entered into a certain Merger Agreement ("MERGER AGREEMENT") pursuant to which the Company will issue, at Closing, six hundred thousand shares of its Common Stock to the shareholders of DSI, as partial consideration for DSI shares surrendered in the merger; and

         WHEREAS, the Merger Agreement requires the execution and delivery of this Agreement by the Company and the Shareholders as a condition to Closing,

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1.  DELIVERY OF COMMON SHARES.

         At the Closing, the Company will deliver shares of its Common Stock to the Shareholders in accordance with its obligations under the Merger Agreement. Such shares will be subject to the terms of this Agreement. All shares so issued to the Shareholders pursuant to the Merger Agreement shall be referred to herein as "STOCK" and references in this Agreement to a percentage of Stock shall be calculated by multiplying the total number of shares of Stock held by all Holders (as defined in Section 4.3 below) times the applicable percentage.

         SECTION 2.  REGISTRATION RIGHTS.

         2.1 REGISTRATION RIGHTS. If the Company, at any time within two years following the Closing Date, as defined in the Merger Agreement (the "CLOSING DATE"), proposes to file on its behalf and/or on behalf of any of its security holders a Registration Statement under the Securities Act on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered on a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock, it will give written notice to all Holders of Stock at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Stock, as such Holders may request.

         Each Holder of any such Stock desiring to have Stock registered under this Section 2.1 shall advise the Company in writing within 10 days after the date of receipt of such notice from the Company, setting forth the amount of such Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Stock requested to be included in the registration concurrently with the securities being registered by the Company or any other holder of Common Stock of the Company desiring to be included in the registration (a "DEMANDING HOLDER") would materially and adversely affect the distribution of such securities by the Company or such other holder, then the number of shares of Common Stock of the Company determined by such underwriting to be the maximum number of shares of Common Stock capable of being included in such registration shall be allocated as follows: (i) if the offering was initiated by the Company as a primary offering, first to the Company and second to the Holders of the Stock and to any Demanding Holder in proportion to the respective numbers of shares sought to be included by them therein; and (ii) if the offering was initiated by a Demanding Holder as a secondary offering, first to such Demanding Holder and to the Holders of the Stock in proportion to the numbers of shares sought to be included by them in such registration and second to the Company. Except as otherwise provided in
Section 2.3, all expenses of such registration shall be borne by the Company.

         2.2 REGISTRATION PROCEDURES. It shall be a condition precedent to the obligation of the Company to take any action pursuant to Section 2.1 in respect of the securities which are to be registered at the request of any Holder of Stock that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         2.3 EXPENSES. All expenses incurred in complying with Section 2, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the selling security holders (selected by those holding a majority of the shares being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws shall be paid by the Company, except that

         (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any Holder of Stock has not effected the disposition of the securities requested to be registered shall be paid by such Holder; and

         (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter in respect of the securities sold by such Holder of Stock.

         2.4      INDEMNIFICATION AND CONTRIBUTION.

         (a) In the event of any registration of any of the Stock under the Securities Act pursuant to this Section 2, the Company shall indemnify and hold harmless the Holder of such Stock, such Holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Stock and each other Person, if any, who controls such Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable in such case to the extent that such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such director, officer or participating Person or controlling Person, and shall survive the Transfer of such securities by such Holder.

         (b) Each Holder of any Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer of any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such Holder of such Stock specifically for use in the following documents and contained, on the effective date thereof, in any Registration

Statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

         (c) If the indemnification provided for in this Section 2.4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by referenced to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         2.5 CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. Notwithstanding the other provisions of Section 2, the Company shall not be obligated to register the Stock of any Holder if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Stock, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Stock under the Securities Act.

         2.6      HOLDBACK AGREEMENTS.

        (a) If any registration of Common Stock to which Section 2.1 applies is an underwritten public offering, each Holder of Stock by acquisition of such Stock agrees, if so required by the managing underwriter, not to effect a public sale or distribution of Stock (other than as part of such underwritten public offering) within one business day (or such longer period as may be prohibited by Regulation M under the Securities Act) prior to the pricing of Common Stock offered pursuant to the related registration statement or the earlier of (i) the one hundred twentieth (120th) day after the effective date of such registration statement or (ii) the date all securities registered under such registration statement are sold, provided that the Company shall have complied with its obligations under Section 2.6(b) below.

         (b) The Company agrees not to effect any public sale or distribution within one business day (or such longer period as may be prohibited by Regulation M under the Securities Act) prior to the pricing of Common Stock offered pursuant to any registration statement filed pursuant to Section 2.1 above and in connection with any underwritten public offering and prior to the earlier of (A) the one hundred twentieth (120th) day after any such registration statement has become effective and (B) the date on which all securities registered under such registration statement are sold, except as part of such underwritten public offering pursuant to such registration statement and except for securities registered on Form S-4 or S-8 or any successor forms thereto.

         SECTION 3.        SUPPLYING INFORMATION.

         The Company shall cooperate with each Holder of Stock in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Stock. The Company shall use its best efforts at all times to make public information available so as to afford the Holders of the Stock the benefit of Rule 144 of the Securities Act in connection with resales, as such Rule 144 may be amended from time to time or any similar rule or regulation thereafter adopted by the Commission.

         SECTION 4.        MISCELLANEOUS

         4.1 HEADINGS. The headings contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

         4.2 ENTIRE AGREEMENT. This Agreement and the Merger Agreement constitute the entire agreement among the parties and supersede all other prior agreements and understandings, both written and oral, among the parties.

         4.3 CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the respective meanings set forth below:

         "CLOSING" shall have the same meaning as ascribed thereto as in the Merger Agreement.

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "COMMON STOCK" shall mean (except where the context otherwise indicates) the Common Stock, par value $.001, of the Company, and any capital stock into which such Common Stock may thereafter be changed.

         "HOLDER" shall mean any Person who owns of record 10,000 or more shares of Stock.

         "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

         "PERSON" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "TRANSFER" shall mean any disposition of any Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         4.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         4.5 SEVERABILITY. To the extent possible, each provision of this Agreement shall be interpreted in a manner as to be valid, legal and enforceable. Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect or in any instance shall be effective only to the extent of such invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.

         4.6 AMENDMENT. This Agreement may be amended only by a written instrument duly executed by the parties.

         4.7 NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by facsimile or telecopy or by registered or certified mail (postage prepaid, return receipt requested) or any overnight courier to the parties at the following addresses:


                  (i) If to any Holder, at the address set forth on the records of the Company, with a copy to:

                           Sonnenschein Nath & Rosenthal
                           685 Market Street
                           San Francisco, CA 94105
                           Attention: Robin M. Edwards, Esq..

                  (ii)     If to the Company:

                           2307 E. Aurora Road, Suite One
                           Twinsburg, Ohio 44087

                           With a copy to:

                           Gerald W. Cowden, Esq.
                           Cowden, Humphrey & Sarlson Co., L.P.A.
                           1414 Terminal Tower
                           Cleveland, Ohio 44113

or to such other addresses as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be deemed to have been given when received.

         4.8 THIRD PARTY BENEFICIARIES. Except as provided in Section 4.9 below, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; nor shall any statement here be deemed an admission against interest by any party in proceedings with third persons.

         4.9 ASSIGNMENT. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns (to the extent assignment is permitted hereunder).

         4.10 GOVERNING LAW JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio without regard to the conflicts of law principles hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.


                                     ADVANCED LIGHTING TECHNOLOGIES, INC.


                                     By:
                                        ----------------------------------------
                                     Name:             Louis S. Fisi
                                          --------------------------------------
                                     Its:              Executive Vice President
                                         ---------------------------------------


                                     -------------------------------------------
                                              LEE BARTOLOMEI


                                     -------------------------------------------
                                              MICHAEL ROBBINS


                                     -------------------------------------------
                                              JAMES BROSNAN


                                     -------------------------------------------
                                              NORMAN BOLING


                                     FRANCES AND JOHN AGUILERA, JR.
                                     TRUST

                                     By:
                                     -------------------------------------------
                                              JOHN AGUILERA, TRUSTEE